Exhibit 3.1

THE COMPANIES LAW - 1999

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION OF

POLYPID LTD.

PRELIMINARY

1.                                      In these Articles of Association, unless the context otherwise requires:

The “Articles” shall mean the Articles of Association of the Company as shall be in force from time to time.

The “Aurum Group” shall mean (i) Aurum Ventures M.K.I. Ltd. (“Aurum”) and any entity which Controls Aurum, any entity which Aurum Controls, any entity Controlled by the same entity Controlling Aurum or with respect to any of the aforementioned Aurum entities which is an individual, such Person’s spouse, siblings and children or any trust for the benefit of any of the foregoing and any of their respective Controlled entities, and any successor and assignor thereof; and (ii) Dan Gelvan.

The “Board of Directors” or “Board” shall mean the Company’s Board of Directors.

The “Closing” shall mean the Closing pursuant to the Purchase Agreement.

The “Company” shall mean PolyPid Ltd.

The “Companies Law” shall mean the Companies Law 5759-1999, as amended from time to time and the provisions of the Companies Ordinance [New Version] 5743-1983 that remain in effect or are given effect from time to time.

“Control” shall mean holding of more than 50% of the issued and outstanding share capital of a company on an as converted basis and/or the voting rights of a company, and/or the right to appoint the majority of the directors of a company.

The “Directors” shall mean the members of Company’s Board of Directors.

An “Eligible E Holder” shall mean any holder of Preferred E Shares, holding at least 1% of the Company’s issued and outstanding share capital (on an as-converted basis).

An “Eligible E Investor” shall mean any shareholder that is an investor under both the Series E SPA and the Series E-1 SPA, and is a holder, immediately prior to any closing of the Series E-1 SPA, of Series E Preferred Shares (which Series E Preferred Shares (or any part thereof) shall be converted into Series E-1 Preferred Shares upon and subject to such closing).

An “Institutional Entity” shall mean any of the entities listed in the First Supplement of the Securities Law, 5728-1968.

The “Issuing Date” shall mean, in the case of a particular Share, the date on which such share was originally issued by the Company to a Shareholder.

The “Lead Investor” shall mean Shavit Capital Fund III (US), L.P., a Delaware limited partnership and Gabriel Capital Fund (US), L.P., a Delaware limited partnership.

The “Limited Partners” shall mean the following (i) limited partners of Friendly Angels I., L.P. (“FAC Partnership”): Gerry Rubens, David Delevi, Shabtay Vogel, Eitan Adres, Leo Malamud, Adi Lahat, Eftan Investment Consulting Ltd., Egon Mining and Exploration Ltd., RB Holding Company S.A., Tiferet Hamechonit Leasing Ltd., WG-Fifth Ave LLC, Six Continents Group LLC Defined Benefit Jeffrey Sacks Trustee, Yaki De Levi, Ory Vogel, Saul Goldberg, Jose Birnabaum, Yuval Harari, Joseph Englhard, Eitan Kyiet, Yosef Paciuk, Arnon Wilinski, Ran Gants, Yossi Zaykovsky and Gil Naor, Neveh-Oded Building & Investment company Ltd., Trans Opera SARL, Guibor S.A., Financiere Saint James S.A.S, H. Stark Investments Ltd., Stark Investments (D.H.) Limited, Friendly Angels, L.P. (“Partnership”), Friendly Angels Club Advisors Ltd. and AW Equity S.A and any subsequent limited partner of the Partnership as shall be notified by the general partner of the Partnership and as shall be approved by the Board of Directors of the Company.

The “Majority E Holders” shall mean the holders of Preferred E Shares holding the majority of the issued and outstanding Preferred E Shares.

The “Majority Investors” shall mean the holders of Series D-1 Preferred Shares, Series D-2 Preferred Shares and Series D-3 Preferred Shares holding the majority of the issued and outstanding Series D-1 Preferred Shares, Series D-2 Preferred Shares and Series D-3 Preferred Shares, pari passu, on an as converted basis which majority shall in all events (except in relation to the provisions of Article 11(d)(i)(B)) include the Lead Investor, as long as the Lead Investor (and its Permitted Transferees) continues to hold at least 50% of the Series D-1 Preferred Shares issued to it at the Closing (not including, for the avoidance of doubt, any Warrant Shares).

The “Office” shall mean the registered office of the Company, as it shall be from time to time.

The “Ordinary Shares” are as defined in Article 5.

The “Original Issue Price” shall generally mean, with respect to each Preferred Share, the original price actually paid or deemed to have been paid to the Company for such Preferred Share, and shall be subject to adjustment as provided herein. The Original Issue Price of each Series A Preferred Share is US$1.44. The Original Issue Price of each Series A-1 Preferred Share is US$1.6752. The Original Issue Price of each Series B Preferred Share is US$3.436. The Original Issue Price of each Series B-1 Preferred Share is US$4.8448. The Original Issue Price of each Series C-1 Preferred Share is US$6.6208. The Original Issue Price of each Series C-2 Preferred Share is US$8.828. The Original Issue Price of each Series D-1 Preferred Share is US$ 8.8288. The Original Issue Price of each Series D-2 Preferred Share shall initially be US$8.8288, but such figure shall be as may be adjusted under the Purchase Agreement, the Warrant and/or hereunder from time to time in accordance therewith and herewith. The Original Issue Price of each Series D-3 Preferred Share is US$ 8.8288. The Original Issue Price of each Series E Preferred Share is US$ 12.716, and the Original Issue Price of each Series E-1 Preferred Share is US$ 12.716.

The “Preferred Shareholders” shall mean the holders of Preferred Shares.

The “Preferred E Shares” shall mean the Series E Preferred Shares together with the Series E-1 Preferred Shares, pari passu among them.

The “Preferred Shares” shall mean the Series A Preferred Shares, Series A-1 Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and the Preferred E Shares.

The “Purchase Agreement” shall mean the Securities Purchase Agreement dated effective February 2nd, 2016 by and between the Company and the Investors (as such term is defined therein) (the “Investors”), including for the avoidance of doubt any joinder thereto.

A “Provident Fund” shall mean any of the following (as the case may be): (i) a provident fund, (ii) a study fund, or (iii) a provident fund for severance pay, or (iv) an entity holding shares in the Company on behalf of Provident Fund(s) under its management, as disclosed to the Company.

The “Register” shall mean the register of Shareholders that is to be kept pursuant to Section 127 of the Companies Law.

The “Series A-1 Group” shall mean the following: Amir Weisberg, Prof. David Segal, Yehuda Nir, Yossi Dotan and Aharon Lukach.

The “Series E Investor” shall mean an investor under the Series E SPA.

The “Series E-1 Investor” shall mean an investor under the Series E-1 SPA.

The “Series E SPA” shall mean the Series E Preferred Share Purchase Agreement dated effective October 31, 2017 by and among the Company and the Series E Investors.

The “Series E-1 SPA” shall mean the Series E-1 Preferred Share Agreement dated effective       , 2018 by and among the Company and certain investors listed therein (including any joinder to the Series E-1 SPA).

A “Shareholder” shall mean any person or entity that is the owner of at least one share of the Company, as registered in the Register.

The “Shares” shall mean the Preferred Shares and the Ordinary Shares.

The “Warrant Shares” shall mean the Series D-2 Preferred Shares which may be issued upon the exercise of warrants to purchase such shares granted by the Company to any holder thereof (“Warrants”).

In these Articles, subject to this Article and unless the context otherwise requires, expressions defined in the Companies Law, or any modification thereof in force on the date upon which these Articles become binding on the Company, shall have the meanings so defined therein; and words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include bodies corporate, unless the context requires otherwise.  The titles of the Articles are not part of the Articles.

PRIVATE COMPANY

2.                                      The Company is a private company, and accordingly:

(a)                                 the right to transfer the Shares of the Company shall be restricted in the manner hereinafter appearing; and

(b)                              no invitation shall be issued to the public to subscribe for any shares or debentures or debenture stock of the Company.

3.                                      The Company’s objectives are to conduct any legal business. The Company may also make contributions of reasonable amounts for worthy purposes even if such contributions are not made on the basis of business considerations.

OFFICE

4.                                      The Office shall be at such place as the Board of Directors shall from time to time decide.

LIABILITY OF THE SHAREHOLDERS

4A.                             The liability of a Shareholder for the obligations of the Company will be limited to the payment of the consideration (including the premium) for which his shares were issued to him, but not less than the par value of such shares; except in the event that said shares have been issued to such Shareholder lawfully for a consideration which is below the par value, in which event such Shareholders’ liability will be limited to the payment of the consideration for which said shares were issued to him/her/it. The Company may not alter the liability of a Shareholder or obligate any Shareholder to acquire additional shares, without such Shareholder’s written consent.

THE CAPITAL

5.                                      The authorized share capital of the Company shall be NIS 33,792,814, comprised of 42,241,017 shares, divided into 23,500,000 Ordinary Shares, nominal value NIS 0.80 per share (the “Ordinary Shares”), 562,500 Series A Preferred Shares, nominal value NIS 0.80 per share (the “Series A Preferred Shares”), 937,500 Series A-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series A-1 Preferred Shares”), 625,000 Series B Preferred Shares, nominal value NIS 0.80 per share (the “Series B Preferred Shares”), 1,953,517 Series B-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series B-1 Preferred Shares”), 750,000 Series C-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series C-1 Preferred Shares”), 475,000 Series C-2 Preferred Shares, nominal value NIS 0.80 per share (the “Series C-2 Preferred Shares”, and together with the Series C-1 Preferred Shares, the “Series C Preferred Shares”), 2,625,000 Series D-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series D-1 Preferred Shares”), 3,000,000 Series D-2 Preferred Shares, nominal value NIS 0.80 per share (the “Series D-2 Preferred Shares”), and 625,000 Series D-3 Preferred Shares, nominal value NIS 0.80 per share (the “Series D-3 Preferred Shares” and together with the Series D-1 Preferred Shares and the Series D-2 Preferred Shares, the “Series D Preferred Shares”), 1,187,500 Series E Preferred Shares, nominal value NIS 0.80 per share (the “Preferred Shares”), and 6,000,000 Series E-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series E-1 Preferred Shares”).

RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED SHARES

6.                                      The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Shares, are as set forth below:

DIVIDEND PREFERENCE

7.                                      In the event that the Company will distribute any dividends then:

(a)                                 Prior to and in preference to the distribution of any dividends to the holders of any class or series of shares of the Company (including Ordinary Shares), each of the holders of the Preferred E Shares shall be entitled to receive, pari passu among themselves, for each Preferred E Share held by it, cumulative dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefor, an amount equal to (A) (i) the Original Issue Price for such Preferred E Share (ii) times 1.3 (the “Multiplier”), plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%), per annum, calculated from the Issuing Date thereof, compounding annually, (the “Series E Dividend Preference”).

(b)                                 Following payment in full of the Series E Dividend Preference, and prior to and in preference to the distribution of any dividends to the holders of any class or series of shares of the Company (except the holders of Preferred E Shares), each of the holders of the Series D Preferred Shares shall be entitled to receive, pari passu among themselves, for each Series D Preferred Share held by it, cumulative dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefor, an amount equal to: (1) with respect to the holders of the Series D-1 Preferred Shares and/or the Series D-2 Preferred Shares - (A) (i) the applicable Original Issue Price for such Series D Preferred Share (ii) times the Multiplier, plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%), per annum, calculated from the Issuing Date thereof, compounding annually, and (2) with respect to the holders of the Series D-3 Preferred Shares — (A) (i) the applicable Original Issue Price for such Series D-3 Preferred Share (ii) times the Multiplier, plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%), per annum, calculated from the Issuing Date thereof, compounding annually, (the “Series D Dividend Preference”).

(c)                                  Following payment in full of the Series E Dividend Preference and the Series D Dividend Preference, and prior to and in preference to the distribution of any dividends to the holders of any class or series of shares of the Company (except the holders of Preferred E Shares and the Series D Preferred Shares), each of the holders of the Series C Preferred Shares shall be entitled to receive, for each Series C Preferred Share held by it, cumulative dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefor, an amount equal to (A) (i) the applicable Original Issue Price for such Series C Preferred Share, plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%), per annum, calculated from the Issuing Date thereof, compounding annually(the “Series C Dividend Preference”).

(d)                                 Following payment in full of the Series E Dividend Preference, Series D Dividend Preference and the Series C Dividend Preference, and prior to and in preference to the distribution of any dividends to the holders of any class or series of shares of the Company (except the holders of Preferred E Shares, Series D Preferred Shares and Series C Preferred Shares), each of the holders of the Series B-1 Preferred Shares shall be entitled to receive, for each Series B-1 Preferred Share held by it, cumulative dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefor, an amount equal to (A) (i) the applicable Original Issue Price for such Series B-1 Preferred Share, plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%), per annum, calculated from the Issuing Date thereof, compounding annually (the “Series B-1 Dividend Preference”).

(e)                                  Following payment in full of the Series E Dividend Preference, Series D Dividend Preference, the Series C Dividend Preference, and the Series B-1 Dividend Preference, and prior to and in preference to the distribution of any dividends to the holders of any class or series of shares of the Company (except the holders of Preferred E Shares, Series D Preferred Shares, Series C Preferred Shares, and Series B-1 Preferred Shares), each of the holders of the Series B Preferred Shares shall be entitled to receive, for each Series B Preferred Share held by it, cumulative dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefor, an amount equal to (A) (i) the applicable Original Issue Price for such Series B Preferred Share, plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%), per annum, calculated from the Issuing Date thereof, compounding annually (the “Series B Dividend Preference”).

(f)                                   Following payment in full of the Series E Dividend Preference, Series D Dividend Preference, the Series C Dividend Preference, Series B-1 Dividend Preference, and the Series B Dividend Preference, and prior to and in preference to the distribution of any dividends to the holders of any class or series of shares of the Company (except the holders of Preferred E Shares, Series D Preferred Shares, Series C Preferred Shares, Series B-1 Preferred Shares, and Series B Preferred Shares), each of the holders of the Series A-1 Preferred Shares shall be entitled to receive, for each Series A-1 Preferred Share held by it, cumulative dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefor, an amount equal to (A) (i) the applicable Original Issue Price for such Series A-1 Preferred Share, plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%), per annum, calculated from the Issuing Date thereof, compounding annually (the “Series A-1 Dividend Preference”).

(g)                                  Following payment in full of the Series E Dividend Preference, Series D Dividend Preference, the Series C Dividend Preference, Series B-1 Dividend Preference, Series B Dividend Preference, and the Series A-1 Dividend Preference, and prior to and in preference to the distribution of any dividends to the holders of any class or series of shares of the Company (except the holders of Preferred E Shares, Series D Preferred Shares, Series C Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, and Series A-1 Preferred Shares), each of the holders of the Series A Preferred Shares shall be entitled to receive, for each Series A Preferred Share held by it, cumulative dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefor, an amount equal to (A) (i) the applicable Original Issue Price for such Series A Preferred Share, plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%), per annum, calculated from the Issuing Date thereof, compounding annually (the “Series A Dividend Preference”, and together with the Series E Dividend Preference Series D Dividend Preference, the Series C Dividend Preference, Series B-1 Dividend Preference, Series B Dividend Preference, and the Series A-1 Dividend Preference, the “Dividend Preferences”).

(h)                                 Following the payment in full of all of the Dividend Preferences set forth in Article 7(a)-(g) above, the holders of the Preferred Shares and the Ordinary Shares shall be entitled to receive, pro rata, on an as-converted basis, any and all other dividends distributed by the Company.

(i)                                     For the avoidance of doubt, no dividends shall be paid on any other class of shares, unless the Dividend Preferences have been paid in full.

(j)                                    Notwithstanding the provisions of Article 7(a), if the aggregate dividend that would be due to the holders of: (1) the Series D Preferred Shares, with respect to each Series D Preferred Share held by them, and/or (2) the Preferred E Shares, with respect to each Preferred E Share held by them, on the relevant date for such distribution, pursuant to a theoretical distribution to all shareholders under Article 8(a) and 8(b) which does not (solely for the purpose of calculating such theoretical distribution) give effect to the Multiplier, equals at least three hundred percent (300%) of the Original Issue Price for such share (the “3X Cap Amount”), then (i) the Multiplier shall not apply for such class of Preferred Shares achieving the 3X Cap Amount (including for the avoidance of doubt, in case where the class of the Series D Preferred Shares achieves the 3X Cap Amount, the Series D-3 Preferred Shares), and (ii) the applicable Dividend Preference (i.e., Series D Dividend Preference and/or Series E Dividend Preference, as applicable) for each such Preferred Share will equal (I) (A) the applicable Original Issue Price of such Preferred Share plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually from the Issuing Date; less (II) the amount of any Dividend Preference previously and actually paid on such class of Preferred Share, and (iii) the holders of such class of Preferred Shares shall receive, upon such distribution, with respect to each Preferred Share held by them on the relevant date for such distribution, their applicable Dividend Preference for such share as modified under clause (ii) above plus the amount payable per such Preferred Share, on an as-converted basis, under Article 7(h).

LIQUIDATION PREFERENCE

8.                                      In the event of any liquidation or winding up of the Company (whether voluntary or involuntary), the commencement of any bankruptcy or insolvency proceeding under any bankruptcy or insolvency or similar law (whether voluntary or involuntary), by or against the Company, which proceedings shall remain un-dismissed for a period of sixty (60) days, or if the Company by any act indicates its consent to, approval of or acquiescence in, any such proceeding, or the appointment of a receiver or liquidator to all or substantially all of the Company’s assets which appointment shall remain un-dismissed for a period of sixty (60) days or the making of an assignment for the benefit of creditors (a “Liquidation”):

(a)                                 Preferred Preferences.

(1)                                 Series E Preference. The holders of the Preferred E Shares shall be entitled to receive, on a pro-rata and pari passu basis among themselves, prior and in preference to any distribution of any of the assets or surplus funds of the Company or otherwise available for distribution to the holders of any of the other securities of the Company by reason of their ownership thereof, for each Preferred E Share held by them, an amount equal to: (I) (A) (i) the applicable Original Issue Price of such Preferred Share (ii) times the Multiplier, plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually, from the Issuing Date; plus (II) an amount equal to the declared but unpaid dividends on each such Preferred E Share; less (III) the amount of any Dividend Preference previously and actually paid on such Preferred E Share (the “Series E Preference”). If the amount available for distribution in such Liquidation (the “Distributable Proceeds”) is less than the amount needed to pay the holders of Preferred E Shares the full Series E Preference amount as provided herein, then all such Distributable Proceeds shall be distributed among the holders of the Preferred E Shares, on a pro rata basis among them in proportion to the amounts such holders would have received had the Distributable Proceeds been sufficient for the distribution of the entire Series E Preference amount.

(2)                                 Series D Preference. Following payment in full of the Series E Preference, the holders of the Series D Preferred Shares shall be entitled to receive, on a pro-rata and pari passu basis among themselves, prior and in preference to any distribution of any of the assets or surplus funds of the Company or otherwise available for distribution to the holders of any of the other securities of the Company by reason of their ownership thereof (except the holders of Preferred E Shares), for each Series D Preferred Share held by them, an amount equal to: (1) with respect to the holders of the Series D-1 Preferred Shares and/or the Series D-2 Preferred Shares - (I) (A) (i) the applicable Original Issue Price of such Preferred Share (ii) times the Multiplier plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually, from the Issuing Date; plus (II) an amount equal to the declared but unpaid dividends on each such Series D-1 Preferred Share and/or Series D-2 Preferred Share (as applicable); less (III) the amount of any Dividend Preference previously and actually paid on such Series D-1 Preferred Share and/or Series D-2 Preferred Share (as applicable), and (2) with respect to the holders of Series D-3 Preferred Shares — (I) (A) (i) the applicable Original Issue Price of such Preferred Share (ii) times 1.3 plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually, from the Issuing Date; plus (II) an amount equal to the declared but unpaid dividends on such Series D-3 Preferred Share; less (III) the amount of any Dividend Preference previously and actually paid on such Series D-3 Preferred Share, (the “Series D Preference”). If Distributable Proceeds remaining available for distribution in such Liquidation following payment in full of the Series E Preference, is less than the amount needed to pay the holders of Series D Preferred Shares the full Series D Preference amount as provided herein, then all such Distributable Proceeds shall be distributed among the holders of the Series D Preferred Shares, on a pro rata basis among them in proportion to the amounts such holders would have received had the Distributable Proceeds been sufficient for the distribution of the entire Series D Preference amount.

(3)                                 Series C Preference. Following payment in full of the Series E Preference and the Series D Preference, the holders of the Series C Preferred Shares shall be entitled to receive, on a pro-rata basis among themselves, prior and in preference to any distribution of any of the assets or surplus funds of the Company or otherwise available for distribution to the holders of any of the other securities of the Company by reason of their ownership thereof (except the holders of Preferred E Shares and Series D Preferred Shares), for each Series C Preferred Share held by them, an amount equal to (I) the applicable Original Issue Price of such Preferred Share, plus (II) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually, from the Issuing Date, plus (III) an amount equal to the declared but unpaid dividends on such Series C Preferred Share; less (IV) the amount of any Dividend Preference previously and actually paid on such Series C Preferred Share (the “Series C Preference”). If the Distributable Proceeds remaining available for distribution in such Liquidation following payment in full of the Series E Preference and the Series D Preference, are less than the amount needed to pay the holders of Series C Preferred Shares the full Series C Preference amount as provided herein, then all such remaining Distributable Proceeds shall be distributed among the holders of the Series C Preferred Shares, on a pro rata basis among them in proportion to the amounts such holders would have received had such remaining Distributable Proceeds been sufficient for the distribution of the entire Series C Preference amount.

(4)                                 Series B-1 Preference. Following payment in full of the Series E Preference and the Series D Preference and the Series C Preference, the holders of the Series B-1 Preferred Shares shall be entitled to receive, on a pro-rata basis among themselves, prior and in preference to any distribution of any of the assets or surplus funds of the Company or otherwise available for distribution to the holders of any of the other securities of the Company by reason of their ownership thereof (except the holders of Preferred E Shares, Series D Preferred Shares and Series C Preferred Shares), for each Series B-1 Preferred Share held by them, an amount equal to (I) the applicable Original Issue Price of such Preferred Share, plus (II) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually, from the Issuing Date, plus (III) an amount equal to the declared but unpaid dividends on such Series B-1 Preferred Share; less (IV) the amount of any Dividend Preference previously and actually paid on such Series B-1 Preferred Share (the “Series B-1 Preference”). If the Distributable Proceeds remaining available for distribution in such Liquidation following payment in full of the Series E Preference, the Series D Preference and the Series C Preference, are less than the amount needed to pay the holders of Series B-1 Preferred Shares the full Series B-1 Preference amount as provided herein, then all such remaining Distributable Proceeds shall be distributed among the holders of the Series B-1 Preferred Shares, on a pro rata basis among them in proportion to the amounts such holders would have received had such remaining Distributable Proceeds been sufficient for the distribution of the entire Series B-1 Preference amount.

(5)                                 Series B Preference. Following payment in full of the Series E Preference, the Series D Preference, the Series C Preference, and the Series B-1 Preference, the holders of the Series B Preferred Shares shall be entitled to receive, on a pro-rata basis among themselves, prior and in preference to any distribution of any of the assets or surplus funds of the Company or otherwise available for distribution to the holders of any of the other securities of the Company by reason of their ownership thereof (except the holders of Preferred E Shares, Series D Preferred Shares, Series C Preferred Shares, and Series B-1 Preferred Shares), for each Series B Preferred Share held by them, an amount equal to (I) the applicable Original Issue Price of such Preferred Share, plus (II) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually, from the Issuing Date, plus (III) an amount equal to the declared but unpaid dividends on such Series B Preferred Share; less (IV) the amount of any Dividend Preference previously and actually paid on such Series B Preferred Share (the “Series B Preference”). If the Distributable Proceeds remaining available for distribution in such Liquidation following payment in full of the Series E Preference, the Series D Preference, the Series C Preference, and the Series B-1 Preference, are less than the amount needed to pay the holders of Series B Preferred Shares the full Series B Preference amount as provided herein, then all such remaining Distributable Proceeds shall be distributed among the holders of the Series B Preferred Shares, on a pro rata basis among them in proportion to the amounts such holders would have received had such remaining Distributable Proceeds been sufficient for the distribution of the entire Series B Preference amount.

(6)                                 Series A-1 Preference. Following payment in full of the Series E Preference, the Series D Preference, the Series C Preference, the Series B-1 Preference, and the Series B Preference, the holders of the Series A-1 Preferred Shares shall be entitled to receive, on a pro-rata basis among themselves, prior and in preference to any distribution of any of the assets or surplus funds of the Company or otherwise available for distribution to the holders of any of the other securities of the Company by reason of their ownership thereof (except the holders of Preferred E Shares, Series D Preferred Shares, Series C Preferred Shares, Series B-1 Preferred Shares, and Series B Preferred Shares), for each Series A-1 Preferred Share held by them, an amount equal to (I) the applicable Original Issue Price of such Preferred Share, plus (II) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually, from the Issuing Date, plus (III) an amount equal to the declared but unpaid dividends on such Series A-1 Preferred Share; less (IV) the amount of any Dividend Preference previously and actually paid on such Series A-1 Preferred Share (the “Series A-1 Preference”). If the Distributable Proceeds remaining available for distribution in such Liquidation following payment in full of the Series E Preference, the Series D Preference, the Series C Preference, the Series B-1 Preference, and the Series B Preference, are less than the amount needed to pay the holders of Series A-1 Preferred Shares the full Series A-1 Preference amount as provided herein, then all such remaining Distributable Proceeds shall be distributed among the holders of the Series A-1 Preferred Shares, on a pro rata basis among them in proportion to the amounts such holders would have received had such remaining Distributable Proceeds been sufficient for the distribution of the entire Series A-1 Preference amount.

(7)                                 Series A Preference. Following payment in full of the Series E Preference, Series D Preference, the Series C Preference, the Series B-1 Preference, the Series B Preference, and the Series A-1 Preference, the holders of the Series A Preferred Shares shall be entitled to receive, on a pro-rata basis among themselves, prior and in preference to any distribution of any of the assets or surplus funds of the Company or otherwise available for distribution to the holders of any of the other securities of the Company by reason of their ownership thereof (except the holders of Preferred E Shares, Series D Preferred Shares, Series C Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, and Series A-1 Preferred Shares), for each Series A Preferred Share held by them, an amount equal to (I) the applicable Original Issue Price of such Preferred Share, plus (II) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually, from the Issuing Date, plus (III) an amount equal to the declared but unpaid dividends on such Series A Preferred Share; less (IV) the amount of any Dividend Preference previously and actually paid on such Series A Preferred Share (the “Series A Preference”, and together with the Series E Preference, the Series D Preference, the Series C Preference, the Series B-1 Preference, the Series B Preference, and the Series A-1 Preference, the “Preferred Preferences”). If the Distributable Proceeds remaining available for distribution in such Liquidation following payment in full of the Series E Preference, Series D Preference, the Series C Preference, the Series B-1 Preference, the Series B Preference, and the Series A-1 Preference, are less than the amount needed to pay the holders of Series A Preferred Shares the full Series A Preference amount as provided herein, then all such remaining Distributable Proceeds shall be distributed among the holders of the Series A Preferred Shares, on a pro rata basis among them in proportion to the amounts such holders would have received had such remaining Distributable Proceeds been sufficient for the distribution of the entire Series A Preference amount.

(b)                                 Remainder. Following the payment in full of all of the Preferred Preferences set forth in Article 8(a) above, the holders of the Preferred Shares and the Ordinary Shares shall be entitled to receive, pro rata, on an as-converted basis, any and all remaining Distributable Proceeds.

(c)                                  Notwithstanding the provisions of Article 8(a), if the aggregate proceeds that would be due to the holders of: (1) the Series D Preferred Shares, with respect to each Series D-1 Preferred Share and/or Series D-2 Preferred Share held by them, and/or (2) the Preferred E Shares, with respect to each Preferred E Share held by them (as applicable), at the closing of the Liquidation, pursuant to a theoretical distribution to all shareholders under Article 8(a) and 8(b) which does not (solely for the purpose of calculating such theoretical distribution) give effect to the Multiplier, equals at least the 3X Cap Amount, then (i) the Multiplier shall not apply for such class of Preferred Shares achieving the 3X Cap Amount (including for the avoidance of doubt, in case where the class of the Series D Preferred Shares achieves the 3X Cap Amount, the Series D-3 Preferred Shares), and (ii) the applicable Preferred Preference (i.e., the Series E Preference and/or Series D Preference, as applicable) for each such Preferred Share  will equal (I) (A) the applicable Original Issue Price of such Preferred Share plus (B) interest on the applicable Original Issue Price at the rate of six percent (6%) per year, compounding annually, from the Issuing Date; plus (II) an amount equal to the declared but unpaid dividends on such class of Preferred Share; less (III) the amount of any Dividend Preference previously and actually paid on such class of Preferred Share, and (iii) the holders of such class of Preferred Shares shall receive, at such closing, with respect to each such Preferred Share held by them at the closing of the Liquidation, the applicable Preferred Preference for such share as modified under clause (ii) above plus the amount payable per such Preferred Share, on an as-converted basis, under Article 8(b).

(d)                                 Deemed Liquidation.

(1)                                 General. For purposes of this Article 8, in addition to any Liquidation, or dissolution or winding up of the Company under applicable law, the Company shall, unless otherwise determined by the Majority Investors and the Majority E Holders, be deemed to be wound up in the event of (each a “Deemed Liquidation”): (i) the sale of all or substantially all of the intellectual property or assets or shares of the Company or (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions or any reorganization, merger or  consolidation with or into any other corporate entity as a result of which the shares of the Company outstanding immediately prior to such transaction will not represent, or are not converted into or exchanged for shares that represent, immediately following such transaction, fifty percent (50%) or more of the outstanding voting power of the Company or the surviving entity, in each case (i) or (ii) (an “M&A Event”) whether by a transaction or a series of related transactions; or (iii) any distribution of a dividend or a series of dividends  as a result of the sale or worldwide exclusive license of all or substantially all of the intellectual property or assets of the Company.

(2)                                 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation pursuant to Article 8(d)(1), if any portion of the consideration payable to the Shareholders is payable only upon satisfaction of contingencies (the “Additional Consideration”), then (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Shareholders in accordance with Article 8(a) and (if relevant) Article 8(b) as if the Initial Consideration were the only consideration payable in connection with such Deemed

Liquidation; and (b) any Additional Consideration which becomes payable to the Shareholders upon satisfaction of such contingencies shall be allocated among the Shareholders in accordance with Article 8(a) and (if relevant) Article 8(b) after taking into account the previous payment of the Initial Consideration as part of the same transaction.  For the purposes of this Article 8(d)(2), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation shall be deemed to be Additional Consideration.

(3)                                 Non-Cash Proceeds. In the event of a Deemed Liquidation, if the consideration received by the Company is in whole or in part other than cash, the amount deemed paid or distributed to the Shareholders shall be the value of the property, rights or securities paid or distributed to such Shareholders. The value of such property, rights or securities shall be determined in good faith by the Board.

(e)                                  Definitive Agreements. The definitive agreements by which the Company is bound in connection with a Deemed Liquidation shall be effected shall provide that the proceeds from such transaction shall be distributed in accordance with Article 8(d); it being understood that such proceeds will not include any payments which may be paid to the employees and/or service providers of the Company following the closing in connection with their employment/engagement, in the nature of salaries, bonuses, options, and retention payments (the “Retention Consideration”).

(f)                                   Non-Compliance. In the event the requirements of this Article 8 are not complied with, the Company shall forthwith either:

(i)                                     cause such closing to be postponed until such time as the requirements of this Article 8 have been complied with; or

(ii)                                  cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to above.

(g)                                  Notice. The Company shall give each holder of record of Preferred Shares written notice of such impending transaction not later than fourteen (14) days prior to the Shareholders’ meeting called to approve such transaction, or fourteen (14) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Article 8, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than fourteen (14) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Majority Investors.

CONVERSION OF PREFERRED SHARES INTO ORDINARY SHARES

9.                                      The holders of the Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)                                 Optional Conversion.  Each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the Office of the Company, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined in and subject to adjustment under Article 9(d)) at the time in effect for such share.

(b)                                 Automatic Conversion. Each Preferred Share shall automatically be converted into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (subject to adjustment under Article 9(d)) at the time in effect for such share, upon the earlier to occur of the following (each an “Automatic Conversion”): (i) with respect to (A) the Series D Preferred Shares, the date specified by vote or written consent or agreement of the Majority Investors (B) the Preferred E Shares, the date specified by vote or written consent or agreement of the Majority E Holders and (C) with respect to all of the remaining (non-Series D) classes of Preferred Shares and excluding the Preferred E Shares, (the “Remaining Preferred”) the holders of the majority of such Remaining Preferred voting as a single class on an as-converted basis (and excluding, in any case, the Preferred E Shares); (the “Remaining Preferred Majority”) and (ii) without derogating from the provisions of Article 9(d)(iii), which shall apply to such event subject to and in accordance with the terms of such Article, upon the closing of the Company’s offer, in the United States, of its Ordinary Shares to the public in a firm underwriting pursuant to a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any other securities laws (the “IPO”), resulting in gross proceeds to the Company of at least US$22,000,000 (the “QPO”);

Without derogating from the generality of the aforementioned, upon Closing or Deferred Closing (as such terms are defined under the Series E-1 SPA), as applicable, such number of Series E Preferred Shares held by each Eligible E Investor which equals the Applicable Portion (as defined below) shall be automatically converted into such number of Series E-1 Preferred Shares pursuant to a conversion ratio of 1:1 (in addition to the Series E-1 Preferred Shares purchased thereby upon Closing or Deferred Closing, as applicable). “Applicable Portion” means, with respect to each Eligible E Investor, such number of Series E Preferred Shares calculated by dividing (A) the total investment amount paid by such Eligible E Investor to the Company pursuant to the Series E SPA, provided however that in no event will such amount exceed the aggregate purchase price invested by such Eligible E Investor under the Series E-1 SPA; by (B) the Original Issue Price of each Series E-1 Preferred Share.

For example: if a certain Eligible E Investor invested under the Series E SPA a total amount of US$ 2,000,000 and also further invested a total amount of US$ 1,000,000 under the Series E-1 SPA, then upon closing of the Series E-1 SPA, a total number of 78,641 Series E Preferred Shares held by such Eligible E Investor shall be automatically converted into 78,641 Series E-1 Preferred Shares (i.e., since US$ 2,000,000>US$ 1,000,000, then the Applicable Portion = US$1,000,000/US$12.716 = 78,641).

(c)                               Mechanics of Conversion. A holder of Preferred Shares seeking (in the case of a conversion at such holder’s option) to convert the same into Ordinary Shares, shall surrender the certificate or certificates therefor, duly endorsed, at the Office of the Company, and shall give written notice by mail, postage prepaid, to the Company at the Office, of the election to convert the same and shall state therein the name or names of any nominee for such holder in which the certificate or certificates for Ordinary Shares are to be issued. Such conversion (in the case of a conversion at such holder’s option) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.  If the conversion is in connection with an Automatic Conversion, then the conversion shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares. If the conversion is in connection with a QPO, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such QPO. The Company shall, as soon as practicable after the conversion and tender of the certificate for the Preferred Shares converted, issue and deliver at such Office to such holder of Preferred Shares or to the nominee or nominees of such holder of Preferred Shares, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.

(d)                                 Conversion Price and Adjustments. The “Conversion Price” with respect to each Preferred Share shall initially be equal to the applicable Original Issue Price of such Preferred Share, but shall be subject to adjustment under this Article 9(d). The Conversion Price shall be adjusted from time to time as follows:

(i)                                     Subdivision or Combination. If the Company subdivides or combines its Ordinary Shares, the Conversion Price shall be proportionately reduced, in case of a subdivision of shares, as at the effective date of such subdivision, or if the Company fixes a record date for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of a combination of shares, as the effective date of such combination, or, if the Company fixes a record date for the purpose of so combining, as at such record date, whichever is earlier.

(ii)                                  Dividend Issuances. Without derogating from Article 7, if the Company at any time pays a dividend, with respect to its Ordinary Shares only, payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares, without any comparable payment or distribution to the holders of Preferred Shares, then the Conversion Price shall be adjusted as at the date the Company fixes as a record date for the purpose of receiving such dividend (or if no such record date is fixed, as at the date of such payment) to that price determined by multiplying the applicable Conversion Price in effect immediately prior to such record date (or if no record date is fixed then immediately prior to such payment) by a fraction (a) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the payment of such dividend and (b) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the payment of such dividend plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (ii) as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

(iii)                               Price Protection for Investors.

(A)                               Until immediately following the earlier of a QPO and a Deemed Liquidation, in the event (and in each such event) of (1) a Deemed Liquidation or (2) the issuance or grant of New Shares by the Company (including, for the avoidance of doubt, (A) any issuance of New Shares in or as part of a public offering or in connection therewith, and (B) the transactions constituting the Deemed Liquidation) (each of (1) and (2), an “Issuance”), except for an Issuance of Exempt Securities, and unless otherwise approved by the Majority Investors, the Conversion Price applicable to:

(i) the Series D-1 Preferred Shares (the “Investors’ Conversion Price”) shall be reduced (and, for the avoidance of doubt, in no event increased) to a price equal to a 30% discount on the lowest price per share for which the Company issued New Shares in such transaction (such Issuance price, the “New Price”, and such adjusted Investors’ Conversion Price, as adjusted from time to time hereunder, the “Adjusted Investors’ Conversion Price”); provided however that for the purposes of this clause, the New Price shall be calculated, at the time of such transaction, as if the fully-diluted share capital of the Company included only 50% of the Warrant Shares actually issued and/or issuable;

(ii) the Warrant Shares (the “Warrant Shares Conversion Price”) shall be reduced (and, for the avoidance of doubt, in no event increased) so that it equals the product of (x) the Adjusted Investors’ Conversion Price as determined under clause (A)(i) above times (y) 1.15 (the “Adjusted Warrant Shares Conversion Price”).

For the avoidance of doubt, the price protection mechanism set forth in Article 9(d)(iii)(A) above shall also apply to any issuances or deemed issuances of New Shares as a result of reductions which may apply to the price per share and/or Conversion Price of the Series E-1 Preferred Shares pursuant to Article 9(d)(iii)(E) as a result of the issuance or deemed issuance of other New Shares.

(B)                               For the purpose of this Article 9(d), the consideration of any New Shares shall be calculated at the U.S. dollar equivalent thereof, on the day such New Shares are issued or deemed to be issued pursuant to Article 9(l).

(C)                               “New Shares” shall mean shares of whatever class issued or deemed to have been issued pursuant to Article 9(l) by the Company other than the following exempt securities (the “Exempt Securities”): (i) shares or options to be issued to employees, consultants, Directors or observers of the Company (but not including (except for the purpose of this Article 9(d)(iii)(C)(iv) below), a grant, reservation and/or issuance to Amir Weisberg or Noam Emanuel (unless otherwise will be approved by the Lead Investor, in which case such grant of securities will be deemed as Exempt Securities (“Key Shareholder’s Securities”))), under the Company’s share option plan approved by the Company’s board (“ESOP”); notwithstanding the foregoing to the contrary, however, solely for purposes of

Article 9(d)(v) below, the Key Shareholders’ Securities will be deemed as Exempt Securities, (ii) shares issued pursuant to the conversion of the Preferred Shares, (iii) Ordinary Shares, issued or issuable, as a share dividend or upon any subdivision of Ordinary Shares, or pursuant to any event for which adjustment is made pursuant to Sub-Articles 9(d)(i), 9(d)(ii), d(iii), d(iv) or 9(f), in which in each case all of the security holders are treated proportionately with the amount of securities they hold, (iv) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, options or warrants, outstanding as of the Closing, in accordance with their respective terms in effect as of the Closing, (v) securities issued in an IPO — provided, however, that for the purposes of Articles 9(d)(iii)(A) and 9(d)(iii)(E) herein, the foregoing securities issued in an IPO shall not be deemed as Exempt Securities, and (vi) any securities issued or granted to an investor which is deemed by the Board, in good faith, as a strategic investor and is approved by the Lead Investor. For the avoidance of doubt, the holders of the Series D-1 Preferred Shares and Series D-2 Preferred Shares have waived their rights to adjust their Investors’ Conversion Price pursuant to this Article 9(d) as a result of the issuance of Series D-3 Preferred Shares at the Series D-3 Original Issue Price set forth herein (US$ 1.1036) pursuant to the Securities Purchase Agreement signed between the Company and certain investors on August 24, 2016 (the “Series D-3 SPA”), and accordingly, solely for the purpose of Article 9(d)(iii)(A) (price protection for investors), and solely for the purpose of the capital raise pursuant to the Series D-3 SPA, the holders of Series D-3 Preferred Shares acquired under the Series D-3 SPA shall be deemed by the Board as strategic investors approved by the Lead Investor.

(D)                               In the event of a Deemed Liquidation, there shall be deemed to have been an Issuance by the Company at the price per share of Company shares reflected by the valuation attributed to the Company in such transaction, on an as-converted and fully-diluted basis (but not including for such purpose the additional securities to be issued by the Company in conjunction with such transaction pursuant to this Article 9(d)(iii)), provided however that for the purposes of this Article 9(d)(iii), the New Price shall be calculated, at the time of such transaction, as if the fully-diluted share capital of the Company included only 50% of the Warrant Shares actually issued and/or then issuable, as provided in Article 9(d)(iii)(A)(i).

(E)                                Until immediately following the IPO, in the event of the issuance of ordinary shares by the Company to the public in a public offering (except for an issuance of Exempt Securities), and unless otherwise approved by the holders of at least 50% of the issued and outstanding Series E-1 Preferred Shares (excluding Series E-1 Preferred Shares held by Shareholders who also hold other classes of Shares), the Conversion Price applicable to the Series E-1 Preferred Shares (the “Preferred E-1 Conversion Price”) shall be reduced (and, for the avoidance of doubt, in no event increased) to a price equal to the lowest price per share for which the Company issued ordinary shares to the public in such IPO (regardless of any discounts and warrants and it being further understood for all intents and purposes that the reduction of the Preferred E-1 Conversion Price shall not apply with respect to any changes to the Adjusted Investors’ Conversion Price or the Adjusted Warrant Shares Conversion Price) (the “IPO Price”) multiplied by 80% (the “E-1 New Price”, and such adjusted Preferred E-1 Conversion Price, as adjusted from time to time hereunder, the “Adjusted Preferred E-1 Conversion Price”); For the avoidance of doubt, the price protection mechanism set forth in Article 9(d)(iii)(E) above may be triggered and implemented only once, with respect to the lowest price per share for which the Company issued New Shares to the public in such IPO, and it shall not apply to any issuance or deemed issuance as a result of reductions which may apply to the price per share and/or Conversion

Price of any other class(es) of shares (including but not limited to pursuant to Article 9(d)(iii)(A)) as a result of the issuance or deemed issuance of New Shares.

For example: if the Original Issue Price of the Series E-1 Preferred Shares and the Preferred E-1 Conversion Price immediately before the IPO is US$ 10.00 and the IPO Price is US$ 11.00, the Adjusted Preferred E-1 Conversion Price shall be US$ 8.80.  If the IPO Price is or exceeds US $12.50, then no adjustment will be made to the Preferred E-1 Conversion Price.

(iv)                              [reserved].

(v)                                 Adjustment of Conversion Price for Certain Dilutive Issuances with respect to the Preferred E Shares, Series D-3 Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares and the Series A-1 Preferred Shares. If, at any time, the Company shall issue any New Shares for no consideration or at a price per share less than the applicable Conversion Price of the Preferred E Shares, Series D-3 Preferred Shares, the, Series C-2 Preferred Shares, the Series C-1 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares and the Series A-1 Preferred Shares (the “Reduced Price”) then in each such event, the Conversion Price of the Preferred E Shares, Series D-3 Preferred Shares, the Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares and the Series A-1 Preferred Shares, as the case may be, unless otherwise determined by the majority holders of such class (as applicable), will be reduced, for no additional consideration, in accordance with the following broad-based weighted average formula:

where CP is the reduced Conversion Price; A is the number of Ordinary Shares, on a fully-diluted, as-converted basis (as if all granted Options and Convertible Shares had been fully exercised and/or fully converted into Ordinary Shares, as of such date), outstanding immediately prior to the relevant issuance of the New Shares; P’ is the Conversion Price applicable to the Preferred E Shares, the Series D-3 Preferred Shares, the Series C-2 Preferred Shares, Series C-1 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, and the Series A-1 Preferred Shares, as the case may be, in effect immediately prior to such issuance; C is the number of New Shares; and P’’ is the Reduced Price.

(e)                                  Other Distributions. In the event the Company declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Sub-Article (d)(ii), then, in each such case, the holders of the Preferred Shares shall be entitled to receive such distribution, in respect of their holdings on an as-converted basis as of the record date for such distribution.

(f)                                   Recapitalization. If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination, or merger transaction provided for elsewhere in this Article or Article 10), provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of Ordinary Shares or other securities or property of the

Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion of the Preferred Shares immediately prior to such recapitalization would have been entitled. In any such case, appropriate adjustments shall be made in the application of the provisions of this Article 9 with respect to the rights of the holders of the Preferred Shares after the recapitalization to the end that the provisions of this Article 9 (including adjustments of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(g)                                  No Impairment. The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder in this Article 9 by the Company, (i) in respect of, touching or concerning, the Series D Preferred Shares and/or the holders thereof, without the consent of the Majority Investors, provided that if any of such action is in respect of, touching or concerning, only the Series D-3 Preferred Shares (but not or not substantially equally touching or concerning other Series D Preferred Shares and/or the holders thereof, mutatis mutandis), without also obtaining the consent of the holders of Series D-3 Preferred Shares holding the majority of the issued and outstanding Series D-3 Preferred Shares (provided that such majority consent of the holders of Series D-3 Preferred Shares shall not be unreasonably withheld and provided further that any exercise of any existing right of any Shareholder, under these Articles and under that certain Securities Purchase Agreement dated February 4, 2016 by and among the Company, the Lead Investor and other parties (including, without limitation, any existing right of any Shareholder under Article 9 herein) (collectively, “Additional Agreements”) shall not be deemed as an action that is touching and/or concerning and/or having an adverse effect on the Series D-3 Preferred Shares and/or the holders thereof, and in the event that the holders of Series D-3 Preferred Shares will not be equally affected by an event solely due to the fact that the holders of D-1 Preferred Shares and D-2 Preferred Shares have existing rights under these Articles and the Additional Agreements, then such event which caused the adverse effect will not require the specific additional consent of the D-3 Preferred holders pursuant to this clause (g)(i), (ii) in respect of adversely changing the rights attached to the Preferred E Shares, unless such change applies proportionally to all of the classes of shares of the Company, without the consent of the Majority E Holders, and (iii) in respect of, touching or concerning, any class of the Remaining Preferred and/or the rights granted to the holders thereof herein, without the consent of the Remaining Preferred Majority, but will at all times in good faith assist in the carrying out of all the provisions of this Article 9 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

(h)                                 No Fractional Shares. No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

(i)                                     Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Article 9, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, which shall be provided together with an updated capitalization table of the Company prepared on an as-converted and fully-diluted basis. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price, as the case may be, at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of each type of Preferred Share.

(j)                                    Notice of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least fourteen (14) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k)                                 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares, including for such purpose, all Warrant Shares which may be acquired pursuant to the exercise of Warrants; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all such Preferred Shares, in addition to such other remedies as shall be available to the holders of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Share capital to such number of shares as shall be sufficient for such purposes.

(l)                                     Options or Convertible Shares. “Convertible Shares” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Ordinary Shares. “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Shares. In the event the Company at any time or from time to time after the date of the filing of these Articles shall issue any Options or Convertible Shares (other than Exempt Securities) or shall fix a record date for the determination of holders of any class of shares entitled to receive any such Options or Convertible Shares, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Shares, the conversion or exchange of such Convertible Shares or, in the case of Options for Convertible Shares, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, and (if applicable under these Articles) the Conversion Price shall be decreased accordingly, provided that in any such case in which shares are deemed to be issued:

(i)                                     so long as the Conversion Price decrease was implemented as contemplated above in this Article 9, and subject to clause (ii) below, no further decrease of the Conversion Price of any Preferred Share shall be made upon the subsequent issue of Convertible Shares or Ordinary Shares in connection with the exercise of such Options or conversion or exchange of such Convertible Shares;

(ii)                                  if such Options or Convertible Shares by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company or in the number of Ordinary Shares issuable upon the exercise, conversion or exchange thereof, the Conversion Price and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(iii)                               no readjustment pursuant to clause (ii) above shall have the effect of increasing the Conversion Price of a Preferred Share to an amount above the Conversion Price that would have resulted from any other issuances of New Shares and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(iv)                              upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Shares which shall not have been exercised, the Conversion Price of each Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(A)                               in the case of Convertible Shares or Options for Ordinary Shares, the only New Shares issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Shares and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Shares which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)                               in the case of Options for Convertible Shares, only the Convertible Shares, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Shares deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to this Article 9(l) upon the issue of the Convertible Shares with respect to which such Options were actually exercised); and

(v)                                 if such record date shall have been fixed and such Options or Convertible Shares are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the actual date of their issuance.

10.                               MERGER/CONSOLIDATION

Without derogating from Article 11(d), and unless otherwise agreed by the Majority Investors and the Remaining Preferred Majority:

(a)                                 Subject to Article 10(d), in case of any merger of the Company with or into another corporation (even if such merger is an M&A Event), as a result of which holders of Preferred Shares receive equity in a private corporation in consideration for the merger (in this Article, “merger”), the Company or such successor corporation, as the case may be, shall, without payment by the holders of Preferred Shares of any additional consideration therefor, issue to the holders of Preferred Shares new preferred shares of a class, in the case of each class of Preferred Shares, with the same rights, preferences, privileges and restrictions granted to and imposed on the Preferred Shares in these Articles (all such classes collectively, the “New Preferred Shares”), including any rights of the Lead Investor hereunder, but providing that the holder of the New Preferred Shares shall have the right to exercise the conversion rights granted by such New Preferred Shares and procure upon such exercise of such conversion rights, in lieu of each Ordinary Share therefor issuable upon exercise of the Conversion Rights of the Preferred Shares, the kind and amount of shares of stock, other securities, money and assets receivable upon such merger by a holder of one Ordinary Share issuable upon exercise of the Conversion Rights had they been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. The provisions of this Article 10(a) shall similarly apply to successive mergers.

(b)                                 The Company shall give each holder of record of Preferred Shares written notice of such impending transaction under Article 10(a) not later than ten (10) days prior to the Shareholders’ meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Article 10, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than fourteen (14) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Majority Investors.

(c)                                  For the avoidance of doubt, this Article 10 shall not apply to a merger in which the Series D Preferred Shareholders receive their entire Series D Preference in such transaction in liquid proceeds (cash and/or publicly-traded securities).

(d)                                 The provisions of this Article 10 are in addition to the other provisions hereof, including but not limited to Articles 8 and 9.

Nothing in this Article 10 shall prevent Preferred Shareholders from exercising the rights to convert the Preferred Shares into Ordinary Shares prior to the conclusion of a transaction contemplated herein, in which case the provisions of Article 10 shall not apply to such converted Preferred Shares.

VOTING RIGHTS

11.                               (a)                                 The holder of each share of the Company shall be entitled to notice of any Shareholders’ meeting in accordance with these Articles.

(b)                                 The holder of any outstanding Ordinary Share shall have the right to one vote for each Ordinary Share held, with respect to any question upon which holders of Shares have the right to vote, except to the extent that these Articles or applicable law provide that only holders of Preferred Shares (or one or more classes thereof) shall be entitled to vote on such question.

(c)                                  The holder of any Preferred Share shall have the right to one vote for each Ordinary Share into which such Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled to notice of any Shareholders’ meeting in accordance with these Articles (including but not limited to a meeting of the holders of the Preferred Shares as a whole, or such class of Preferred Shares), and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote, and any question upon which holders of Preferred Shares as a whole, or such class of Preferred Shares, have the right to vote.

(d)                                 The foregoing or anything else herein notwithstanding, including but in no way limited to Article 67A, (i) the holders of the Series D Preferred Shares shall be entitled to vote, together, as a separate class on, and the approval of the Majority Investors shall be required for, any alteration of, waiver regarding, or change to (in each case, in whole or in part) any right, preference or privilege of the Series D Preferred Shares (including, for the avoidance of doubt, (A) any amendment, repeal or modification of any rights attached to the Series D Preferred Shares or any provision of these Articles resulting in or amounting to such, (B) the creation of any securities which are more senior to, or are otherwise in priority to, the Series D Preferred Shares, it being clarified that, notwithstanding anything else to the contrary set forth herein, taking the action under this clause (B) shall require the consent of the holders of the Series D Preferred Shares holding at least 60% of the issued and outstanding Series D Preferred Shares, on an as converted basis; provided however that the Series D Preferred Shares held by any shareholder (or its Permitted Transferee) investing in the financing that calls for the creation of such senior/priority securities beyond its or their pre-emptive rights pursuant to Article 14, shall not be counted towards achieving such majority, (C) the conversion of the entire class of Series D Preferred Shares to Ordinary Shares (except for an Automatic Conversion under Article 9(b)(ii) (i.e. a QPO)), and/or (D) any other decisions hereunder or pursuant to applicable law requiring the approval of, or class vote by, the Series D Preferred Shares) (each, a “Preferred D Vote”), and (ii) with respect to each Preferred D Vote, such vote shall be subject to the approval of the Majority Investors, and in the event that such approval shall not be obtained, the foregoing action shall not be taken), which decision shall be binding on all holders of Series D Preferred Shares; provided however that solely for the purposes of item (B) above, the term “Majority Investors” shall not require the approval of the Lead Investor. The foregoing or anything else herein notwithstanding, including but in no way limited to Article 67A, the holders of the Preferred E Shares shall be entitled to vote, together, as a separate class on, and the approval of the Majority E Holders shall be required for adversely changing the rights attached to the Preferred E Shares, unless such change applies proportionally to all of the classes of shares of the Company (in which case, the consent of the Majority E Holders will not be required). For the avoidance of doubt, it is hereby agreed that any class of Preferred Shares (including, without limitation, Preferred E Shares and Series D Preferred Shares) shall vote together with the Ordinary Shares of the Company, as a single class and not as a separate class over all matters and in all shareholders meetings, except as required by law and these Articles. For the purposes of voting rights hereunder, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares and Series D-3 Preferred Shares shall be considered a single class, and shall vote together as a single class on all Preferred D Votes and/or any Class Meetings of the Series D Preferred Shares. Notwithstanding the above and other provisions, if a Preferred D Vote is only in respect of, touching or concerning, only the Series D-3 Preferred Shares (but not or not substantially equally touching or concerning other Series D Preferred Shares and/or the holders thereof, mutatis mutandis), the consent of the holders of Series D-3 Preferred Shares holding the majority of the issued and outstanding Series D-3 Preferred Shares shall also be required, provided that such majority consent shall not be unreasonably withheld, and provided further that any exercise of any existing right, of any Shareholder, under this Articles and/or the Additional Agreements (including, without limitation, any right of any Shareholder under Article 9 herein) shall not be deemed as an action that is touching and/or concerning and/or having an adverse effect on the Series D-3 Preferred Shares and/or the holders thereof, and in the event that the holders of Series D-3 Preferred Shares will not be equally affected by an event solely due to the fact that the holders of D-1 Preferred Shares and D-2 Preferred Shares have existing rights under these Articles and/or the Additional Agreements, then such event which caused the adverse effect will not require the additional specific consent of the D-3 Preferred holders pursuant to this sentence.

(e)                                  Notwithstanding the provisions of Section 20(c) of the Companies Law to the contrary, (i) other than as specifically set forth in Article 11(d) and elsewhere herein, and without derogating from any rights of the holders of Series D Preferred Shares hereunder or of the holders of Preferred E Shares hereunder (to the extent required pursuant to Article 11(d) above)), a separate class vote of each class of the Preferred Shares shall not be required in order to amend or waive the rights, preferences, privileges or restrictions granted to and imposed upon any class of Preferred Shares or Ordinary Shares, respectively, it being clarified that (subject to the terms of Article 11(d)(i)(B)) under no circumstances shall any class be granted more senior rights than those of the Preferred E Shares, without the approval of the Majority Investors and the Majority E Holders, and (ii) without derogating from the rights of the Lead Investor as specifically specified in these Articles and other than as specifically set forth in Article 11(d) and elsewhere herein, in no event shall any or some of the holders of any class of Preferred Shares and/or Ordinary Shares confer upon their holders the right to any separate Class Meeting (as defined below) or interest meeting or the right to any class or interest vote.

12. AGGREGATION OF SHARES

Subject to Articles 14(e) and 30(h), and subject to, and unless otherwise required by, applicable securities law:

(a)                                 Shares held by two or more shareholders who are Permitted Transferees may be aggregated together, unless otherwise stated herein, for the purpose of determining the availability of any rights under these Articles for such shareholders, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage.

(b)                                 Shares held by Aurum Group and its Permitted Transferees shall be aggregated together, for the purpose of determining the availability of any rights under these Articles for such shareholders, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage.

(c)                                  Shares held by the Limited Partners and their Permitted Transferees shall be aggregated together, for the purpose of determining the availability of any rights under these Articles for such shareholders, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage.

(d)                                 Shares held by the Series A-1 Group and its Permitted Transferees shall be aggregated together, for the purpose of determining the availability of any rights under these Articles for such shareholders, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage.

(e)                                  Shares held by any Provident Fund and its Permitted Transferees shall be aggregated together, for the purpose of determining the availability of any rights under these Articles for such shareholders, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage.

(f)                                   Shares held by the Lead Investor and its Permitted Transferees shall be aggregated together, for the purpose of determining the availability of any rights under these Articles for such shareholders, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage.

(g)                                  Shares held by CY Company and Master Toy and their assignees or Permitted Transferees shall be aggregated together, for the purpose of determining the availability of any rights under these Articles for such shareholders, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage.

ALLOTMENT OF SHARES

13.                               Subject to the provisions of Article 14, and without derogating from any right of the Preferred Shareholders, including without limitation pursuant to Articles 9 and 11(d), the unissued shares shall be under the control of the Board of Directors, which shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter-alia terms relating to calls as set forth in Article 33 hereof), and either at nominal value or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give any person the option to acquire from the Company any shares, either at nominal value or at premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

PRE-EMPTIVE RIGHTS

14.                               (a)                                 Prior to an IPO, each (x) holder of Preferred Shares holding, at such time, at least 3% of the issued and outstanding Company Shares, on an as-converted basis, (y) holder of Shares being a Provident Fund or its Permitted Transferee, or (z) any Eligible E Holder (in this Article 14, each an “Offeree”) shall have a right of pre-emption to purchase its Pro Rata Share (as defined below) of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the adoption of these Articles. A “Pro Rata Share” shall be equal to the ratio of (A) the number of the Company’s issued and outstanding Ordinary Shares (including all Ordinary Shares issued or issuable upon conversion of the Preferred Shares) held by an Offeree immediately prior to the issuance of such Equity Securities to (B) the total number of the Company’s issued outstanding Ordinary Shares (including all Ordinary Shares issued or issuable upon conversion of the Preferred Shares) immediately prior to the issuance of such Equity Securities (including but not limited to any Warrant Shares actually issued by the Company upon exercise of the Warrants); it being understood that in no event will options or warrants held by any Offeree will be taken into consideration for purposes of calculating the Pro Rata Shares, only to the extent that such options or warrants are outstanding and have not been fully exercised. For the purposes hereof, the term “Equity Securities” shall mean (i) any Ordinary Shares, Preferred Shares or other security of the Company, (ii) any security convertible, with or without consideration, into any Ordinary Shares, Preferred Shares or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Ordinary Shares, Preferred Shares or other security or (iv) any such warrant or right; provided however that Equity Securities shall not include Exempt Securities.

(b)                                 If the Company proposes to issue any Equity Securities, it shall give each Offeree written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Offeree shall have fourteen (14) days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities.

(c)                                  If the Offerees fail to exercise in full their preemptive rights within the periods specified herein, then the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Offerees’ rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Offerees pursuant to Article 14(b) hereof.  If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Article 14(b), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Offerees in the manner provided in this Article.

(d)                                 For purposes hereof, a “Permitted Transferee” of a Shareholder shall mean: (i) in the case of a limited partnership, its limited partners, general partners, and the limited and general partners of such limited and general partners, (ii) in the case of a corporation, its shareholders in accordance with their interest in the corporation, (iii) in the case of a limited liability company, its members and former members in accordance with their interest in the limited liability company, (iv) in the case of an individual, a first-degree family member or trust for the benefit of such individual and/or any other of his/her Permitted Transferee(s), and (v) with respect to entities that manage or co-manage, or are managed or whose account is managed by, directly or indirectly, such Shareholder and any of its limited partners, general partners and the limited and general partners of such limited and general partners and management company, (vi) with respect to a trustee of the Company’s employee share option plan, or any other trustee: a beneficiary and vice versa; provided that the Company will obtain a statement signed by the trustee pursuant to which the shares were held in trust solely for the beneficiary, (vii) with respect to Xenia Venture Capital Ltd. - the State of Israel, (viii) with respect to the FAC Partnership - each Limited Partner and also a transfer from each Limited Partner to FAC Partnership, (ix) with respect to any member of the Aurum Group, any other member of the Aurum Group, (x) with respect to any member of the Series A-1 Group and their Permitted Transferees, any other member of such Series A-1 Group and its Permitted Transferees, (vi) with respect to Aurius Trade Limited, Rami Lerner and Zvi Pugach — any of them will be deemed as a Permitted Transferee of each other; and (xi) with respect to a Provident Fund, any other affiliated Provident Fund and/or any other Institutional Entity and/or any other transferee to whom such provident fund is permitted by applicable law or regulation to make such transfer.

(e) If the offer to Offerees under this Article 14 may, if carried out, constitute, under applicable laws, an offer to the public which is subject to prospectus requirements, then such offer shall be limited, so that it is made only in a manner according to which it will not, and only to a number of Offerees which ensures that it will not, be subject to such prospectus requirements; and in furtherance of such goal, offerings shall only be made to members of the following groups in the following order of priority: (i) the type of Offerees the offering to which, at such time, is exempted from such prospectus requirement; (ii) holders of Series D Preferred Shares pro rata among themselves; and (iii) other Offerees; with a higher priority being given, within each of the groups in clauses (ii) and (iii), to an Offeree holding a greater percentage of Company Shares than other Offerees in such group (aggregating, for such purpose, the holdings of Permitted Transferees; provided that such Permitted Transferees shall be considered as separate entities to the extent viewed as such by applicable law).

BRING-ALONG

15.                               (a)                                 Prior to an IPO, subject to the Liquidation Preference rights of the Preferred E Shareholders and the Series D Preferred Shareholders and all other holders of Preferred Shares pursuant to Article 8(d) above, in the event of a proposed M&A Event or if any person or entity makes an offer to purchase all of the issued and outstanding share capital of the Company (the “Offer”), and the holders of more than 60% of the issued and outstanding shares of the Company, on an as-converted basis (the “Accepting Holders”), indicate their acceptance of such proposed M&A Event or offer, and such M&A Event or offer, as applicable, has been approved by the Board of Directors and otherwise in accordance with the provisions of these Articles (collectively, the “Required Consent”), then, at the closing of such transaction, all of the holders of all shares in the Company shall transfer such shares to such person or entity; provided, however, that the consideration paid by the acquirer to the Company or its shareholders (in their capacity as such, without including any Retention Consideration) shall in any event be allocated among the shareholders in accordance with Article 8 above. Each shareholder shall execute and deliver such documents and take such actions (including in shareholder votes) as may be reasonably required by the Board of Directors or the Accepting Holders. Notwithstanding the foregoing, no Shareholder shall be required to (i) make representations and warranties as to any matters other than matters that relate solely to their ownership of shares and their ability to sell such shares, (ii) become subject to any indemnification obligation which is not based on his or its representations and warranties (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company) or (iii) become subject to any indemnification obligation which could result in liability in excess of the gross proceeds actually paid to such Shareholder in the transaction, other than in case of fraud, willful misconduct or willful misrepresentation by such Shareholder.

(b)                                 In the event of an Offer under Article 15(a), then as soon as possible after receipt of the Offer but in any event not less than fifteen (15) days prior to the date set by the acquirer as the final date for accepting such Offer, the Company shall notify in writing each holder of Company securities of such Offer. Such notice shall set forth: (i) the name of the acquirer; and (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the acquirer.

(c)                                  In the event that a Shareholder fails to surrender its certificate in connection with the consummation of a transaction as set forth above, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the Shareholder and the Board of Directors shall be authorized to establish an escrow account, for the benefit of such Shareholder into which the consideration for such securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

(d)                                 In the event of an Offer under Article 15(a), Section 341 of the Companies Law shall apply, except as otherwise set forth above.

REGISTERED HOLDER

16.                               (a)                                 If two or more persons are registered as joint holders of a share they shall be jointly and severally liable for any calls or any other liability with respect to such share.  However with respect to voting, powers of attorney and furnishing notices, the one registered first in the Register, insofar as all the registered joint holders shall not notify the Company in writing to relate to another one of them as the sole owner of the share, as aforesaid, shall be deemed to be the sole owner of the share.

(b)                                 If two or more persons are registered together as holders of a share, each one of them shall be permitted to give receipts binding all the joint holders for dividends or other monies in connection with the share and the Company shall be permitted to pay all the dividends or other monies due with respect to the share to one or more of the joint holders, as it shall choose.

SHARE CERTIFICATE

17.                               (a)                                 A Shareholder shall be entitled to receive from the Company without payment, one certificate that shall contain that number of shares registered in the name of such Shareholder, their class and serial numbering.  However, in the event of joint holders holding a share, the Company shall not be obligated to issue more than one certificate to all of the joint holders, and the delivery of such a certificate to one of the joint holders shall be deemed to be a delivery to all of the joint holders.

(b)                                 Each certificate shall carry the signature or signatures of two Directors or of those persons appointed by the Board of Directors for this purpose and the rubber stamp or the seal or the printed name of the Company.

(c)                                  If a share certificate is defaced, lost or destroyed, it may be replaced upon payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the Board of Directors may think fit.

PLEDGE

18.                               The Company shall have a lien and first pledge on all the shares, not fully paid, registered in the name of any Shareholder (whether registered in his name only or together with another or others) for any amount still outstanding with respect to that share, whether presently payable or not.  Such a pledge shall exist whether the dates of payment or fulfillment or execution of the obligations, debts or commitments have become due or not, and shall apply to all dividends that shall be decided upon from time to time in connection with these shares.  No benefit shall be created with respect to this share based upon the rules of equity which shall frustrate this pledge, however the Board of Directors may declare at any time with respect to any share, that it is released, wholly or in part, temporarily or permanently, from the provisions of this Article.

19.                               The Company may sell, in such manner and at such time as the Board of Directors thinks fit, any of the pledged shares, but no sale shall be made unless the date of payment of the monies or a part thereof has arrived, or the date of fulfillment and performance of the obligations and commitments in consideration of which the pledge exists has arrived, and after a written request has been furnished to the Shareholder or person who has acquired a right in the shares, which sets out the amount or obligation or commitment due from him and which demands their payment, fulfillment or execution, and which informs the person of the Board of Director’s desire to sell the shares in the event of non-fulfillment of the notice, and the person has not fulfilled his obligation pursuant to the notice within seven days after the notice had been sent to him.

20.                               The net proceeds of such sale shall be applied in payment of such sum due to the Company or to the fulfillment of the obligation or commitment, and the remainder (if there shall be any) shall be paid to the Shareholder or to the person who has acquired a right in the share sold pursuant to the above.

21.                               After execution of a sale as aforesaid, the Board of Directors shall be permitted to sign or to appoint someone to sign a deed of transfer of the sold shares and to register the buyer’s name in the Register as the owner of the sold shares and it shall not be the obligation of the buyer to supervise the application of monies nor will his right in the shares be affected by a defect or illegality in the sale proceedings after his name has been registered in the Register with respect to those shares.

The sole remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES AND THE MANAGEMENT THEREOF

22.                               Any transfer of shares shall be subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld, provided that the transferor and transferee have complied with all relevant provisions of these Articles. If the Board of Directors shall make use of its powers in accordance with this Article and refuses to register a transfer of shares, it must inform the transferee of its refusal and the reason for such refusal, within 15 days of the day the deed of transfer had been furnished to the Company.

23.                               Each transfer of shares shall be made in writing in the form appearing herein below, or in a similar form, or in any form as determined by the Board of Directors from time to time, such form to be delivered to the Office together with the transferred share certificates and any other proof the Board of Directors shall require, if they shall so require, in order to prove the title of the transferor.

Deed of Transfer of Shares

I,                  of                  in consideration of the sum of NIS        (New Israeli Shekels) paid to me by               , of                 (hereinafter called the “Transferee”) do hereby transfer to the Transferee         (       )             share (or shares) having nominal value of NIS     , in PolyPid Ltd., to hold unto the Transferee, its executors, administrators, and assigns, subject to the several conditions on which I held the same at the time of the execution hereof; and I, the Transferee, do hereby agree to take the said share (or shares) subject to the conditions aforesaid.  As witness we have hereunto set our hands the        day of        .

Transferee	Transferor

24.                               The deed of share transfer shall be executed both by the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered into the Register in respect thereof.

25.                               The Company shall be permitted to demand a fee for registration of a transfer, at a reasonable rate as to be determined by the Board of Directors from time to time.

26.                               The Register may be closed at such dates and for such other periods as determined by the Board of Directors from time to time, upon the condition that the Register shall not be closed for more than 15 days every year.

27.                               Upon the death of a Shareholder the remaining holders (in the event that the deceased was a joint holder in a share) or the administrators or executors or heirs of the deceased (in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive) shall be recognized by the Company as the sole holder of any title to the shares of the deceased.  However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation with respect to the share that he held jointly with any other holder.

28.                               Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Board of Directors, have the right, either to be registered as a Shareholder in respect of the share upon the consent of the Board of Directors or, instead of being registered himself, to transfer such share to another person, subject to the provisions contained in these Articles with respect to transfers.

29.                               A person becoming entitled to a share because of the death of a Shareholder shall not be entitled to receive notices with respect to Company meetings or to participate or vote therein with respect to that share, or aside from the aforesaid, to use any right of a Shareholder, until he has been accepted as a Shareholder with respect to that share.

RIGHT OF FIRST REFUSAL

30.                               (a)                                 Any holder of Ordinary Shares (other than such holder all of whose Ordinary Shares were issued upon the conversion of Preferred Shares) and/or any Key Shareholder (as defined below) proposing, prior to the IPO, to sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber (“Transfer”) all or any of the Ordinary Shares held by them, from time to time (other than a Transfer to a Permitted Transferee) (the “Offeror”), shall, by written notice, offer (the “Offer”) such Ordinary Shares (the “Offered Shares”), on the terms of the proposed transfer, to each (x) holder of Preferred Shares holding, at such time, at least 3% of the issued and outstanding Company Shares, on an as-converted basis, (y) holder of Shares being a Provident Fund or its Permitted Transferee, or (z) any Eligible E Holder (in this Article 30 and Article 31 below, the “Offerees”).

(b)                                 The Offeror shall send the notice (the “Notice”) to the Company, which shall in turn send it to the Offerees in the name of the Offeror. The Notice shall state the identity of the Offeror and of the proposed transferee(s), the number of Offered Shares, the price per share and other economic terms of sale of the Offered Shares. Any Offeree may accept such Offer in respect of all or any of the Offered Shares by giving the Company notice to that effect (the “Accepting Shareholder” and the “Acceptance”, respectively) within fifteen (15) days after being served with Notice of the Offer.

(c)                                  If the Acceptances provided during such fifteen (15) day period are, in the aggregate, in respect of at least all of the Offered Shares, then the Accepting Shareholders shall acquire the Offered Shares, on the terms set forth in the Notice, in proportion to their respective holdings in the Company (on a fully-diluted, as-converted basis) among themselves; provided that no Accepting Shareholder shall be entitled to acquire, under the provisions of this Sub-Article (c), more than the number of Offered Shares accepted by such Accepting Shareholder under its respective Acceptance, and upon the allocation to such Accepting Shareholder of the full number of shares so accepted by it in its Acceptance, such Accepting Shareholder shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the Accepting Shareholders (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid.

(d)                                 If no Acceptances are provided during such fifteen (15) day period, then the Offerees shall not be entitled to acquire any of the Offered Shares, and the Transfer shall become subject to the Co-Sale rights under Article 31, before the Offeror may complete the Transfer.

(e)                                  If the Acceptances provided during such fifteen (15) day period are, in the aggregate, in respect of some but not all of the total number of Offered Shares, then the Company shall, immediately after the expiration of such period, send written notice (the “Second Notice”) to the Accepting Shareholders. Each Accepting Shareholder shall have an additional option to purchase all or any part of the balance of any such remaining Offered Shares on the terms and conditions set forth in the Notice, by giving the Company notice to that effect (the “Follow-on Acceptance”) within ten (10) days after being served with Second Notice.

(i)                                     If all remaining Offered Shares are accepted in Follow-on Acceptances, such shares shall be allocated among those providing the Follow-on Acceptances, in proportion to their respective holdings in the Company (on a fully-diluted, as-converted basis) among themselves, and generally in accordance with the allocations mechanism provided under Article 30(c).

(ii)                                  If fewer than the remaining Offered Shares are accepted in Follow-on Acceptances, then the Accepting Shareholders shall not acquire any of the Offered Shares, including those for which Acceptances were provided, and the Transfer of all of the Offered Shares shall become subject to the Co-Sale rights under Article 31 (to the extent such Article is applicable thereto), before the Offeror may complete the Transfer thereof.

(f)                                   For the purposes of any Transfer under this Article 30, the respective holdings of any Accepting Shareholder shall mean the respective proportion of the aggregate number of Equity Securities held by such Accepting Shareholder, on a fully-diluted and as-converted basis, to the aggregate number of Ordinary Shares held by all the Accepting Shareholders, on a fully-diluted and as-converted basis.

(g)                                  The Company shall not register any Transfer of its shares on its books, unless such Transfer fully complies with the provisions of this Article 30.

(h)                                 If the offer to Offerees under this Article 30 may, if carried out, constitute, under applicable laws, an offer to the public which is subject to prospectus requirements, then such offer shall be limited, so that it is made only in a manner according to which it will not, and only to a number of Offerees which ensures that it will not, be subject to such prospectus requirements; and in furtherance of such goal, offerings shall only be made to members of the following groups in the following order of priority: (i) the type of Offerees the offering to which, at such time, is exempted from such prospectus requirement; (ii) holders of Series D Preferred Shares pro rata among themselves; and (iii) other Offerees; with a higher priority being given, within each of the groups in clauses (ii) and (iii), to an Offeree holding a greater percentage of Company Shares than other Offerees in such group (aggregating, for such purpose, the holdings of Permitted Transferees; provided that such Permitted Transferees shall be considered as separate entities to the extent viewed as such by applicable law).

(i)                                     This Article 30 (right of first refusal) shall not apply in the case of a bring along transaction under Article 15.

CO-SALE RIGHT

31.                               Prior to the consummation of an IPO, if (a) the Offered Shares are not acquired in their entirety by the Offerees pursuant to the right of first refusal set forth in Article 30 above, and (b) solely with respect to any Key Shareholder, if such Key Shareholder wishes to transfer or sell any Equity Securities, then each Offeree under Article 30 shall have the right to participate in the Offeror’s Transfer of the Offered Shares (which were not acquired by the Offerees, as aforesaid) to the proposed transferee(s), as follows.

(a)                       Exercise of Right.  If the Offered Shares intended to be Transferred by the Offeror under Article 30 (the “Transferring Shareholder”) are not acquired in their entirety pursuant to the right of first refusal set forth in Article 30, the Company shall notify the Offerees (as defined in Article 30) in writing (the “Co-Sale Notice”), at the end of the relevant notice period(s) thereunder, that they shall have the right, exercisable by written notice to the Company within seven (7) days of receipt of the Co-Sale Notice, to require the Transferring Shareholder to provide, as part of its proposed Transfer of the Offered Shares which were not acquired pursuant to the right of first refusal set forth in Article 30 (the “Residual Shares”), that such Offerees be given the right to participate in the Transfer of the Residual Shares by selling Ordinary Shares (or shares convertible into Ordinary Shares), on the same terms and conditions as the Transferring Shareholder, on a pro-rata basis (the “Offeree’s Pro-Rata Share”), as follows: each Offeree’s Pro-Rata Share shall equal the product obtained by multiplying (1) the aggregate number of the Residual Shares, by (2) a fraction, (x) the numerator of which is the number of shares owned by such Offeree at the time of the Transfer and (y) the denominator of which is the total number of shares owned by the Transferring Shareholder and the Offerees at the time of the Transfer, in each case measured on a fully-diluted and as-converted basis. If any Offeree exercises its rights hereunder, the Transferring Shareholder shall cause the acquirer to purchase, as part of the Transfer, the Offeree’s Pro-Rata Share of each participating Offeree (or any part thereof chosen by such Offeree to be sold, if it gave notice with respect to less than its Offeree’s Pro-Rata Share), and the Transferring Shareholder shall not proceed with such Transfer unless such Offerees are given the right to participate in the Transfer in accordance herewith.

(b)                       Transfer to Transferee(s). Subject to compliance with Article 30 and this Article 31, the Transferring Shareholder shall be entitled, at the expiration of the aforementioned periods, to Transfer all, or the appropriate portion (together with the Offeree’s Pro-Rata Share of each participating Offeree), as applicable, of the Offered Shares, to such proposed transferee(s); provided, however, that in no event shall the Offeror Transfer any of the Offered Shares on terms more favorable to the transferee(s) than those stated in the Notice; and provided further that any of the Offered Shares not Transferred within ninety (90) days after provision of the Notice, shall again be subject to the provisions of Article 30 and this Article 31.

(c)                        Permitted Transferees. For the removal of doubt, a Transfer by a Transferring Shareholder to its Permitted Transferee in accordance with the provisions of these Articles shall not trigger the application of Article 30 or this Article 31.

(d)                       This Article 31 (co-sale right) shall not apply in the case of a bring along transaction under Article 15.

NO SALE

32.                               Notwithstanding anything else to the contrary in these Articles, until the earliest of (i) January 1, 2020, (ii) the consummation of an IPO, (iii) the consummation of a Deemed Liquidation Event, and (iv) the termination of the engagement of the Key Shareholder with the Company (so long as it is not “for cause”), Dr. Noam Emanuel and Amir Weisberg (each, a “Key Shareholder”) shall not Transfer all or any of the Ordinary Shares of the Company and any shares issued upon exercise of any options, or issuable upon exercise of any option, held by the Key Shareholder (a “Restricted Transfer”), unless the Majority Investors have given their prior written consent for any such Restricted Transfer. Any Restricted Transfer by the Key Shareholder shall be subject to this Article 32 as well as the other provisions regarding Transfers set forth in these Articles, including but not limited to Articles 30 and 31.

The provisions of this Article 32 shall not apply to any transfer by any of the Key Shareholders to its Permitted Transferee, provided that, upon and as a condition to such transfer, the Permitted Transferee will be deemed to be a Key Shareholder, and further provided that such Permitted Transferee shall not be permitted to transfer any Shares to any party which is not a Permitted Transferee of the Key Shareholder, even if such party would otherwise be a Permitted Transferee of the first Permitted Transferee.

CALLS

33.                               A Shareholder shall not be entitled to receive dividends nor to use any right a Shareholder has, unless he has paid all the calls that shall be made from time to time, with respect to money unpaid on all of his shares, whether he is the sole holder or holds the shares together with another person, in addition to interest and expenses if there shall be any.

34.                               The Board of Directors may, subject to the provisions of these Articles, make calls upon the Shareholders from time to time in respect of any moneys unpaid on their shares, as they shall determine proper, upon the condition that there shall be given reasonable prior notice on every call and each Shareholder shall be obligated to pay the total amount requested from him, or the installment on account of the call (if there shall so be) at the times and places to be determined by the Board of Directors.

35.                               The calls for payment shall be deemed to have been requested from the date the Board of Directors shall have decided upon the calls for payment.

36.                               The joint holders of a share shall be jointly and severally liable to pay the calls for payment in full and the installment on account, in connection with such calls.

37.                               If a sum called in respect of a share is not paid the holders of the share or the person to whom it has been issued shall be liable to pay interest and linkage differentials (“interest”) upon the amount of the call or the payments on account, as determined by the Board of Directors commencing from the day appointed for the payment thereof to the time of actual payment, but the Board of Directors shall be at liberty to waive payment of that interest, wholly or in part.

38.                               Any amount that according to the condition of issuance of a share must be paid at the time of issuance or at a fixed date, whether on account of the sum of the share or premium, shall be deemed for the purposes of these Articles to be a call of payment that was made duly and the date of payment shall be the date appointed for payment.  In the event of non-payment of this amount all of the Articles herein dealing with payment of interest, expenses, forfeiture, pledge and the like and all the other Articles connected therewith, shall apply, as if this sum had been duly requested and notice had been given, as aforesaid.

39.                               The Board may make different arrangements at the times of issuance of shares to different shareholders, with respect to the amount of calls to be paid, the times of payment, and the applicable rate of interest.

40.                               The Board of Directors may, if it thinks fit, receive from any Shareholder willing to pay in advance all of the monies or a part thereof that shall be due on account of his shares, in addition to any amounts for which the payment in fact has been requested and they shall be permitted to pay him interest at the rate the Board of Directors and the Shareholder shall agree upon, for the amounts paid in advance as aforesaid, or upon the part thereof which is in excess of the amounts whose payment was at the time requested on account of his shares in connection with which the payments have been made in advance, in addition to paying dividends that will be paid for that part of the share which has been paid in advance.

FORFEITURE OF SHARES

41.                               If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board of Directors may, subject to the provisions of Section 181 of the Companies Law, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and any expenses that were incurred as a result of such non-payment.

42.                               The notice shall name a further day, not earlier than the expiration of seven days from the date of the notice, on or before which the amount of the call or installment or a part thereof is to be made together with interest and any expenses incurred as a result of such non-payment.  The notice shall also state the place the payment is to be made and that in the event of non-payment, at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

43.                               If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board of Directors to that effect. The forfeiture shall include those dividends that were declared but not yet distributed, with respect to the forfeited shares.

44.                               A share so forfeited shall be deemed to be the property of the Company and can be sold or otherwise disposed of, on such terms and in such manner as the Board of Directors thinks fit. At any time before a sale or disposition the forfeiture may be canceled on such terms as the Board of Directors thinks fit.

45.                               A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the Company all monies which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

46.                               The forfeiture of a share shall cause, at the time of forfeiture, the cancellation of all rights in the Company or any claim or demand against it with respect to that share and the other rights and obligations between the share owner and the Company accompanying the share, except for those rights and obligations not included in such a cancellation according to these Articles or that the Law imposes upon former Shareholders.

47.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

MODIFICATION OF CAPITAL

48.                               Subject to the rights of the Preferred Shareholders pursuant to these Articles, including but not limited to pursuant to Article 11(d), the Company may, from time to time, by a Shareholders resolution:

(a)                                 consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

(b)                                 cancel any shares which have not been taken or agreed to be taken by any person;

(c)                                  by subdivision of its existing shares, or any of them, divide the whole, or any part, of its share capital into shares of smaller amounts subject, nevertheless, to the provisions of the Companies Law and in a manner that with respect to the shares created as a result of the division it will be possible within the resolution of division to grant to one or more shares a preferable right or advantage with respect to dividend, capital, voting or otherwise over the remaining share or other similar shares; and

(d)                                 reduce its share capital and any fund reserved for capital redemption in the manner that it shall deem to be correct, with and subject to, any incident authorized, and consent required, by law.

INCREASE OF SHARE CAPITAL

49.                               The Company shall be permitted, subject to the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to the provisions of Article 11(d)), from time to time, by a resolution, to increase its share capital - whether or not all its shares have been issued, or whether the shares issued have been paid in full - by creation of new shares.  This new capital shall be in such an amount, divided into shares in such amounts and have such preferable or deferred or other special rights (subject always to the special rights conferred upon an existing class of share), subject to any condition and restrictions with respect to dividends, return of capital, voting or otherwise, all as shall be directed by the general meeting in its resolution sanctioning the increase of the share capital.

50.                               Subject to any decision to the contrary in the resolution sanctioning the increase in share capital, pursuant to these Articles, the new share capital shall be deemed to be part of the original share capital of the Company and shall be subject to the same provisions with reference to payment of calls, liens, title, forfeiture, transfer and otherwise as apply to the original share capital.

GENERAL MEETINGS

51.                               A general meeting shall be held once in every year at such time, being not more than fifteen (15) months after the holding of the last preceding general meeting, and place as may be prescribed by the Board of Directors. The above mentioned general meetings shall be called “Ordinary Meetings”. All other general meetings shall be called “Extraordinary General Meetings”. Ordinary Meetings and Extraordinary General Meetings shall be referred to as “General Meetings”.

52.                               Subject to the provisions of these Articles the general function of the Ordinary Meeting shall be to receive and to deliberate with respect to the profit and loss statements, the balance sheets, the ordinary reports and accounts of the Board of Directors and auditors; to declare dividends, and to appoint auditors and to fix their compensation; provided that any other matter which may be considered and voted upon by the General Meeting may be discussed and voted upon at any General Meeting. For avoidance of doubt, General Meetings may be held telephonically or by video conference, provided that all Shareholders have an opportunity to hear and be heard by all other Shareholders wishing to participate in such meeting.

53.                               The Board of Directors may, whenever it thinks fit - and upon a requisition in writing as provided for in Sections 63 and 64 of the Companies Law, will be required to - convene an Extraordinary General Meeting. Every such requisition shall include the objects for which a meeting should be convened, shall be signed by the requisitioners and shall be sent to the Office of the Company.  If the Board of Directors does not convene a General Meeting within twenty-one (21) days from the date of the submission of the requisition as aforesaid, the requisitioners may, by themselves, convene a General Meeting.  However, the meeting which was so convened shall not be held after three months have passed since the date of the submission of the requisition.

NOTICE OF GENERAL MEETINGS

54.                               Subject to provisions of these Articles with respect to resolutions, a prior notice of seven (7) days at least shall be given with respect to the place, date and hour of the meeting, and - in the event that a matter requiring a resolution shall be discussed - a general description of the nature of that matter. The notice shall be given, as herein below provided for, to the Shareholders entitled pursuant to these Articles to receive notices from the Company.  With the consent of all the Shareholders who are entitled, at that time, to receive notices, it shall be permitted to convene all meetings and to resolve all types of resolutions, upon a shorter advance notice or without any notice and in such manner, generally, as such be approved by the Shareholders.

QUORUM

55.                               No deliberation shall be commenced with respect to any matter at the general meeting unless there shall be present a quorum at the time when the General Meeting proceeds to deliberate. Without derogating from the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to Article 11(d)), in any meeting a quorum shall be formed when there are present personally or by proxy not less than two Shareholders who hold or represent together fifty-one percent (51%) of the voting rights of the issued share capital of the Company (treating all Preferred Shares on an as-converted basis).

56.                               If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day during the next week at the same place and time, or any other day and/or any other hour and/or any other place as the Board of Directors shall notify the Shareholders, and, if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting any two Shareholders present personally or by proxy shall be a quorum, and shall, without derogating from the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to Article 11(d)), be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened.

CHAIRMAN

57.                               The chairman of the Board of Directors shall preside as chairman at all General Meetings.  If there is no chairman or he is not present within fifteen (15) minutes from the time appointed for the meeting or if he shall refuse to preside at the meeting, the Shareholders present shall elect one of the Directors to act as chairman, and if only one Director is present, he shall act as chairman. If no Directors are present or if they all refuse to preside at the meeting the Shareholders present shall elect one of such Shareholders to preside at the meeting. The Chairman shall have no casting vote and/or additional special rights or privileges at any General Meeting.

POWER TO ADJOURN

58.                               The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, as the meeting shall decide.  If the meeting shall be adjourned, a notice shall be given of the adjourned meeting as in the case of an original meeting.  At an adjourned meeting no matters shall be discussed except for those permissible to be discussed at that meeting which decided upon the adjournment.

ADOPTION OF RESOLUTIONS

59.                               At every General Meeting, a resolution put to the vote of the meeting shall be decided upon by a show of hands, or by any Shareholder present, in person or by proxy, and entitled to vote at the meeting.  The declaration of the chairman that the resolution has been carried or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be final, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the fact without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution.  Subject to any provision in these Articles to the contrary, and without derogating from the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to Article 11(d)), a resolution shall be deemed to be passed at a General Meeting if it received an ordinary majority of the votes participating in the meeting (i.e., the holders of the majority of the shares held by the shareholders which participated in the meeting, in person or by proxy).

60.                               Deleted.

VOTES OF SHAREHOLDERS

61.                               Subject to and without derogating from the right or preference rights or restrictions existing at that time with respect to a certain class of shares forming part of the capital of the

Company, and for the avoidance of doubt without derogating from Article 11(c), each Shareholder present at a meeting, personally or by proxy, shall be entitled, whether at a vote by show of hands or by secret ballot, to one vote for each share held by him, provided that no Shareholder shall be permitted to vote at a General Meeting or appoint a proxy to vote therein except if he has paid all calls for payment and all monies due to the Company from him with respect to his shares.

62.                               In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose of this Article seniority shall be determined by the order in which the names stand in the Register. Joint holders of a share of which one of them is present at a meeting shall not vote by proxy. The appointment of a proxy to vote on behalf of a share held by joint holders shall be executed by the signature of the senior of the joint holders.

PROXIES

63.                               (a)                                 In every vote a Shareholder shall be entitled to vote either personally or by proxy.  A proxy present at a meeting shall also be entitled to request a secret ballot.  A proxy need not be a Shareholder of the Company.

(b)                                 A Shareholder of the Company that is a corporation or partnership shall be entitled by decision of its board of directors or by a decision of a person or other body, according to its articles, to appoint a person who it shall deem fit to be its representative at every meeting of the Company.  The representative, appointed as aforesaid, shall be entitled to perform all actions and exercise all powers, on behalf of the corporation he represents all the powers that the corporation itself perform or exercise, as if it was a person.

64.                               A vote pursuant to an instruction appointing a proxy shall be valid notwithstanding the death of the appointor or the appointor becoming of unsound mind or the cancellation of the proxy or its expiration in accordance with any law, or the transfer of the shares with respect to which the proxy was given, unless a notice in writing was given of the death, becoming of unsound mind, cancellation or transfer and was received at the Office before the meeting took place.

INSTRUMENT OF APPOINTMENT

65.                               A letter of appointment of a proxy or power of attorney or other certificate (if there shall be such) pursuant to which the appointee is acting, shall be in writing, and such instrument or a copy thereof confirmed as aforesaid, shall be deposited in the Office, or in another place in Israel or abroad - as the Board of Directors shall direct from time to time generally or with respect to a particular case, no later than upon the commencement of the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote; otherwise, that person shall not be entitled to vote that share.  If the appointment shall be for a limited period, the instrument shall be valid for the period contained therein.

66.                               An instrument appointing a proxy (whether for a specific meeting or otherwise) may be in the following form or in any other similar form which the circumstances shall permit:

“I,                     , of                      , a Shareholder holding shares in PolyPid Ltd. and entitled to       votes hereby appoint                   , of                , or in his place                 , of               , to vote in my

name and in my place at the general meeting (regular, extraordinary, adjourned - as the case may be) of the company to be held on the           day of             , 20      and at any adjournment thereof.

In witness whereof, I have hereby affixed my signature on this           day of                , 20  .

Appointor’s Signature

I hereby confirm that the foregoing instrument was signed by the appointor.

(name, profession and address)

RESOLUTION IN WRITING

67.                               A resolution in writing signed by all of the Shareholders then entitled to attend and vote at General Meetings or to which all such Shareholders have given their written consent (by letter, facsimile, email or otherwise) or their oral consent by telephone or otherwise (provided that a written summary thereof has been approved and signed by the chairman), shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

CLASS MEETINGS

67A.                      (a)                                 The provisions of these Articles relating to General Meetings shall generally apply, mutatis mutandis, to every class meeting of (A) all of the Preferred Shares (voting together as one separate class) and, (B) the individual classes of Preferred Shares, solely to the extent that the consent of any individual class is required, and (C) the Remaining Preferred (voting together as one single, separate class) (each a “Class Meeting”); provided however that: (i) a quorum at any Class Meeting under clause (A) shall include the Majority Investors; (ii) a quorum at any Class Meeting of the Series D Preferred Shares, shall mean the Majority Investors; (iii) a quorum at any Class Meeting of the Remaining Preferred, shall mean the Remaining Preferred Majority; and (iv) at any adjourned Class Meeting under clauses (i) and (ii), the quorum shall be the Majority Investors and at any adjourned Class Meeting under clause (iii), the quorum shall be the Remaining Preferred Majority; and (v) the provisions of Article 11(d) shall apply to each Preferred D Vote.

For all matters touching or concerning any or all classes of the Remaining Preferred, the Remaining Preferred classes shall all be considered a single and separate class, and shall, to the maximum extent permitted under applicable law, vote together as a single class.

For all matters touching or concerning any or all classes of the Series D Preferred Shares, the Series D Preferred Share classes shall all be considered a single and separate class, and shall vote together as a single class.

(b)                                           Subject to the rights of the holders of Series D Preferred Shares (the “Series D Preferred Shareholders”) pursuant to these Articles, including but not limited to pursuant to Article 11(d) and rights of the Remaining Preferred Majority pursuant hereto, if at any time the share capital is divided into different classes and/or series of shares, the Company may change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions or provisions related to one or more of the classes or series, if such action was approved by the General Meeting.

(c)                                            The foregoing notwithstanding, but for the avoidance of doubt subject to the rights of the Series D Preferred Shareholders pursuant to these Articles, including but not limited to pursuant to Article 11(d), the authorization or issuance of additional securities, including, without limitation, securities which are comprised of a new class of shares having certain rights, preferences or privileges over or relative to any outstanding class of shares, shall not per se be deemed as affecting, changing or varying the rights of any outstanding class of shares and therefore shall not require any consent of the class pursuant to this Article 67A.

(d)                                           Subject to the rights of the Series D Preferred Shareholders pursuant to these Articles, including but not limited to Article 11(d), the Company may, from time to time, by a resolution of the General Meeting, authorize and/or issue shares having the same rights as existing shares or with such preferred or deferred rights or rights of redemption or different prices or other special rights and/or restrictions, whether with respect to liquidation, dividends, voting, conversion, repayment of share capital or otherwise, as may be stipulated in such resolution.

(e)                                            Subject to Article 67A(a) and to the rights of the Series D Preferred Shareholders pursuant to these Articles, including but not limited to Article 11(d), subject to the rights of the Lead Investor hereunder and subject to the rights of the Remaining Preferred Majority pursuant hereto, any resolution required to be adopted pursuant to these Articles by a separate General Meeting of a certain class of shares, shall be voted upon and adopted by simple majority of the holders of such class entitled to vote thereon, and no holder of a certain class shall be banned, unless the law otherwise expressly prescribes, from participating and voting in a separate General Meeting of such class by virtue of being a holder of more than one class of shares of the Company, irrespective of any conflicting interests that may exist between such different classes of shares. For illustration purposes, in the event that a certain Shareholder is the holder of a Preferred A Share and Ordinary Shares whilst another shareholder is the holder of Ordinary Shares only, the Shareholder holding two classes of shares shall not be banned from voting on a resolution which adversely affects the rights of the Ordinary Shares, irrespective of the affect such change shall have on the Series A Preferred Shares. Anything contained herein to the contrary notwithstanding, subject to any applicable law, a Shareholder shall not be required to refrain from participating in the discussion or voting on any resolution at a shareholders meeting concerning the modification or abrogation of the rights attached to any class of shares held by such Shareholder, due to the fact that such Shareholder may benefit in one way or another from the outcome of such resolution; e.g. a Shareholder shall be entitled to vote on the modification of rights attached to shares held by such Shareholder in a way that may benefit such holder either directly or indirectly (such as in the case of an increased financial value gained by virtue of such change).

(f)                                             To the maximum extent permitted under applicable law, and unless otherwise explicitly provided by these Articles (including but not limited to Article 11(d)) and/or under applicable law, all shareholders of the Company shall vote together as a single class, on an as-converted basis, on any matter presented to the shareholders and all matters shall require an approval by the holders of a majority of the voting power of the Company represented at the meeting of all shareholders of all classes voting together as a single class, on an as-converted basis, including, without limitation, any amendment to these Articles, any issuance of securities of the Company, or any transaction under Sections 341, 342 or 350 of the Israeli Companies Law.

(g)                                            Without derogating from the foregoing and without derogating from, and subject to, Article 11(d) and Article 9 and any other rights of the Preferred D Shareholders or the Remaining Preferred Majority, unless otherwise provided by these Articles, it is hereby clarified that:

(i)                                     The increase of the authorized and registered number of shares of an existing class of shares, and/or the issuance of additional shares thereof, and/or the creation of a new class of shares identical to an existing class of shares in all respects, except for the price per share paid for such shares, shall not be deemed, for purposes of these Articles, to directly adversely alter the rights attached to the previously issued shares of such class or of any other class;

(ii)                                  The creation, authorization and/or the issuance of additional shares or other equity securities of the Company having certain rights, preferences or privileges over or relative to all other shares or equity securities of the Company, including, without limitation, shares that have rights at Liquidation, Deemed Liquidation or distribution of Dividends that are senior to the rights with respect to such events of all existing Preferred Shares, shall not be deemed to be modifying or abrogating the rights, powers and privileges attached to the previously issued shares of any existing class, provided that the rights, preferences or privileges attached to such additional shares or other equity securities apply in the same manner vis-a-vis all other existing series or classes of shares, without a different application to different classes, even though the result of such equal application may be different with respect to different shareholders due to the number of shares held by them and/or even though such an issuance will change the economic value of the existing shares (but not the legal rights of such shares, as illustrated by the example set forth in Article 67A(g)(iii) below), and shall not be subject to the approval of a separate class vote of the holders of the shares of any particular class; and

(iii)                               The authorization of a new series of shares or class of shares, or the issuance of such shares, shall not be deemed, for any purpose hereunder (subject, for the avoidance of any doubt, to Article 11(d)), to modify or abrogate the rights attached to an existing class of shares if the rights attached to the new class of shares apply in the same manner vis-a-vis all other existing series or classes of shares, without a different application to different classes, even though the result of such equal application may be different with respect to different Shareholders due to the number of shares held by them and/or even though such an issuance will change the economic value of the existing shares (but not the legal rights of such shares — for example, if (a) the holders of the Ordinary Shares are entitled to appoint one Director and the holders of Preferred A Shares are entitled to appoint one Director; (b) the Board consists of 2 members; and (c) the Company issues a new class of shares (Preferred E Shares) which are entitled to appoint a Director, and to enable such an appointment, the Articles are amended to provide that the Board may consist of 3 members, then, in such an event, such an act will not be deemed to change, modify or abrogate the rights and powers attached to the Ordinary Shares or the Preferred Shares (as the holders thereof will continue to hold the power to appoint one Director), even if one may argue that the economic value of the Ordinary Shares or the Preferred Shares was decreased by such an act (the holders can then appoint one out of three members to the Board).

(h)                                  Subject to and without derogating from the rights of the Preferred D Shareholders including but not limited to Article 11(d) and Article 9: if at any time, a restructure of the Company’s issued or unissued share capital is effectuated (a “Restructure”), and as a result of such Restructure the rights attached to one or more classes of shares are modified or abrogated, then, such Restructure shall require the consent of the holders of the majority of the issued and outstanding shares of such affected class (or classes as the case may be), which shall be obtained at a separate General Meeting of such class (in addition to such other approvals requires under these Articles or applicable law). In the event that such Restructure can be consummated in more than one manner (such as by means of arrangement proceedings approved by a court of law, or alternatively by means of amendment of the Company’s corporate documents), the sole and absolute discretion in determining the manner by which such Restructure shall be consummated shall vest in the Company’s Board.

DIRECTORS

68.                               The Board of Directors of the Company shall consist of up to ten (10) Directors, which shall be appointed by shareholders holding 60% of the issued and outstanding share capital of the Company.

69.                               The right to appoint a person to the Board of Directors shall include the right to remove and replace such Director. Appointments, removals and replacements shall be effected by furnishing written notification to the Company. Any notice regarding the appointment, removal or replacement of a Director shall be delivered to the Company in writing, and shall become effective on the date fixed in such notice, or upon the delivery thereof to the Company, whichever is later.

OBSERVERS

70.                               (A) Until QPO and as long as the Lead Investor (and its Permitted Transferees) holds at least 50% of the Series D-1 Preferred Shares issued to it at the Closing (not including, for the avoidance of doubt, any Warrant Shares), the Lead Investor shall have the right, but not the obligation, to appoint a non-voting observer to the Board, and (B) until QPO and as long as Rice Inc. (and its Permitted Transferees) holds at least 3.0% of the issued and outstanding share capital of the Company, it shall have the right, but not the obligation, to appoint a non-voting observer to the Board. Any such observer, and (unless otherwise determined by the Board) any other observer to the Board, shall be entitled to receive all notices, written documents and materials provided to the Directors and to be invited to and to attend all meetings of the Board and its committees in a non-voting capacity. If requested, any such observer shall execute a confidentiality agreement in a reasonable form approved by the Board for such purpose. For the avoidance of doubt, no observer shall be liable toward the Company or any Shareholder with respect to any action or inaction of the Board. This Article 70, and each other Article hereunder in which a right is granted to or held by the Lead Investor, may not be amended or cancelled without the Lead Investor’s approval.

ALTERNATE DIRECTOR

71.                               (a)                                 A Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as an “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing

Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specific period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes. A Director and/or Alternate Director may act as an Alternate Director of another Director.

(b)                                 Any notice given to the Company pursuant to Article 71(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

(c)                                  An Alternate Director shall have, subject to the provisions of the instrument by which he was appointed, all the powers and authorities possessed by the Director for which he is serving as an Alternate Director, has.

(d)                                 The office of an Alternate Director shall be automatically vacated if his appointment is terminated by the one who appointed him in accordance with these Articles, or upon the occurrence of one of the events described in Article 72 or, if the office of the member of the Board of Directors with respect to whom he serves as an Alternate Director shall be vacated for any reason whatsoever.

(e)                                  The Alternate Director has the right to receive notice of the convening of a Board of Directors meeting and may participate in and vote at such meeting only if the Director appointing said Alternate Director is absent from said meeting.

72.                               Subject to the provisions of these Articles or to the provisions of an existing contract, the office of a Director shall be vacated, ipso facto, upon the occurrence of any of the following: (i) such Director’s death, (ii) such Director is convicted of a crime as described in Section 232 of the Companies Law, (iii) such Director is removed by a court of law in accordance with Section 233 or the Companies Law, (iv) such Director becomes legally incompetent, (v) if such Director is an individual, such Director is declared bankrupt, (vi) if such Director is a corporate entity, upon its winding-up or liquidation, whether voluntary or involuntary, or (vii) if he was appointed by a Shareholder, upon receipt by the Company of a written notice from the Shareholder who appointed him, of the termination of his appointment.  In addition, the office of a Director shall be vacated by his written resignation.  Such resignation shall become effective on the date fixed therein or upon the delivery to the Company, whichever is later.

REMUNERATION OF DIRECTOR

73.                               Members of the Board of Directors, not being employees of the Company or professionals providing special professional services for consideration to its members - shall not receive a salary from funds of the Company unless otherwise prescribed by the Board of Directors, and then only in the amount that the Board shall decide upon, all subject to the provisions of the Companies Law. The Directors and their substitutes, and any observers, shall be entitled to reimbursement for reasonable “out-of-pocket” expenses incurred by them in connection with their attendance at meetings of the Board of Directors and in accordance with a policy established or to be established by the Board of Directors.

POWERS AND DUTIES OF DIRECTORS

74.                               The business of the Company shall be managed by the Directors. The Directors shall be entitled to exercise all the powers and authorities that the Company has and to perform in its name all the acts that it is entitled to perform according to its Articles and/or the Companies Law except for those which are, pursuant to the Companies Law or the Articles, vested in the General Meeting of the Company, subject to any provisions in the Companies Law or in these Articles or the resolutions that the Company shall adopt in its General Meeting (insofar as they do not contradict the Companies Law or these Articles). However any resolution adopted by the Company in its General Meeting shall not affect the legality of any prior act of the Board of Directors that would be legal and valid, if not for such a resolution.

75.                               A Director shall not be required to hold qualifying shares.

76.                               [reserved]

77.                               Subject to the Companies Law, a Director may hold another paid position or function in the Company or in any other company that the Company is a shareholder of or in which it has some other interest, together with his position as a Director (except an auditor) upon those conditions with respect to salary and other matters as decided by the Board of Directors and approved by the General Meeting, to the extent such approval is required under the Companies Law.

FUNCTIONS OF THE DIRECTORS

78.                               (a)                                 The Directors may meet in order to transact business, to adjourn their meetings or to organize them otherwise as they shall deem fit and to determine the legal quorum necessary to conduct business.

(b)                                 A quorum for meetings of the Board shall be the majority of the Directors then in office present personally or represented by their alternate.

CHAIRMAN

79.                               Until IPO, the Directors may from time to time elect a chairman from the acting Directors (who shall initially by Haim Hurvitz), and decide the period of time he shall hold such an office, and he shall preside at the meetings of the Board of Directors. However, if such a chairman is not elected or if he is not present at any particular meeting, the Directors present may choose one of their number to serve as chairman of that meeting. The Chairman shall have no rights or privileges other than those granted to Directors generally. The above notwithstanding, the Chairman of the Board shall be appointed and removed only with the approval of the Lead Investor.

MEETINGS OF THE BOARD

80.                               Subject to any contrary resolution accepted by the Board of Directors, a member of the Board of Directors may at any time call a Board of Directors’ meeting, and the Company shall be required on the request of such member to convene a Board of Directors’ meeting.  The Board of Directors will convene at such location as designated by the Board of Directors.

81.                               (a)                                 Any notice of a Board of Directors’ meeting can be given orally, by telephone, in writing, or by email or fax provided that the notice is given not less than two (2) business days before the time appointed for the meeting, unless all the members of the Board of Directors shall agree to a shorter notice.

(b)                                 Prior and timely notice of the convening of a Board of Directors’ meeting shall be given to all Directors and observers.

(c)                                  Without derogating from the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to Article 11(d)), if applicable, all acts and determinations of the Board of Directors shall be determined by a simple majority of those attending.

(d)                                 Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting.

DELEGATION OF POWER

82.                               (a)                                 Notwithstanding anything in these Articles to the contrary, the Board of Directors may, subject to Section 112 of the Companies Law, delegate any of their executive powers to committee(s). The Board of Directors may appoint committees to discuss and generate recommendations regarding issues set forth by the Board of Directors, but such committee(s) shall not have executive powers whatsoever, except in the event such appointment is effected as aforesaid in this Sub-Article 82(a).

(b)                                 In the exercise of any power delegated to it by the Board of Directors, all committees shall conform to any regulations that may be imposed upon them by the Board of Directors, if there shall be any such regulation. Subject to Sub-Article (a) above, if no such regulations are adopted by the Board of Directors or if there are no complete and encompassing regulations, the committees shall act pursuant to these Articles dealing with organization of meetings, meetings and functions of the Board of Directors, mutatis mutandis, and insofar as no provision of the Board of Directors shall replace it pursuant to this Article.

83.                               All actions performed in a bona fide fashion by the Board of Directors or by a committee of the Board of Directors, or by any person acting as a Director or as a substitute shall be as valid, even if at a later date a flaw shall be discovered in the appointment of such a Director or such a person acting as aforesaid, or that all or some of them were unfit, as if each and every one of those persons shall have been duly appointed and fit to serve as a Director or substitute as the case may be.

PRESIDENT AND/OR CHIEF EXECUTIVE OFFICER (“CEO”)

84.                               (a)                                 The Board of Directors may from time to time appoint one or more persons, whether or not he is a member of the Board of Directors, as the President and/or CEO of the Company, either for a fixed period of time or without limiting the time that he or they will stay in office, and they may from time to time (subject to any provision in any contract between him or them and the Company) release him or them from such office and appoint another or others in his or their place.

(b)                                 Without derogating from the rights of the Preferred Shareholders hereunder, including but not limited to under Article 11(d), the  Board of Directors may from time to time grant and bestow upon the President and/or CEO, at that time, those powers and authorities that it exercises pursuant to these Articles, as it shall deem fit, and may grant those powers and authorities for such period, and to be exercised for such objectives and purposes and in such time and conditions, and on such restrictions, as it shall decide; and it may grant such authorities whether concurrently with the Board of Directors’ authorities in that area, or in excess of them, or in place thereof or any one of them, and it can from time to time revoke, repeal, or change any one or all of those authorities.

(c)                                  Notwithstanding the aforesaid in Article 73, the wages of the President and/or CEO shall be determined from time to time by the Board of Directors (subject to the Companies Law and any provision in any contract between him and the Company).

MINUTES

85.                               (a)                                 The Directors shall cause minutes to be taken of all General Meetings of the Company, of the appointments of officials of the Company, of Board of Directors’ meetings and of committee meetings that shall include the following items, if applicable:

(i)                                     the names of the members present;

(ii)                                  the matters discussed at the meeting;

(iii)                               the results of the vote;

(iv)                              resolutions adopted at the meeting; and

(v)                                 directives given by the meeting to the committees.

(b)                                 The minutes of any meeting, signed or appearing to be signed by the chairman of the meeting or by the chairman of the meeting held immediately after that meeting, shall serve as a prima facie proof as to the facts in the minutes.

RESOLUTION IN WRITING

86.                               A resolution in writing signed by all the members of the Board of Directors, or of a committee, or such a resolution that all the members of the Board of Directors or a committee have agreed to in writing and/or fax and/or email shall be valid for every purpose as a resolution adopted at a Board of Directors’ or committee meeting, as the case may be, that was duly convened and held.  In place of a Director the aforesaid resolution may be signed and delivered by his alternate or his attorney or his alternate’s attorney.

SEAL, STAMP AND SIGNATURES

87.                               (a)                                 The Board of Directors shall cause the seal (if the Company shall have a seal) to be kept in safekeeping and it shall be forbidden to use the seal unless prior permission of the Board of Directors is given.  If such permission was given, the seal shall be affixed in the presence of whoever has been so appointed by the Board of Directors, and he shall sign any document upon which the seal has been affixed.

(b)                                 The Company shall have at least one rubber stamp. The Directors shall ensure that such a stamp is kept in a safe place.

(c)                                  The Board of Directors may designate and authorize any person or persons (even if they are not members of the Board of Directors) to act and to sign in the name of the Company, and the acts and signatures of such a person or persons shall bind the Company, insofar as such person or persons have acted and signed within the limits of their aforesaid authority.

(d)                                 The printing of the name of the Company by a typewriter or computer-printer or by hand next to the signatures of the authorized signatories of the Company, pursuant to sub-article (c) above, shall be valid as if the rubber stamp of the Company was affixed.

BRANCH REGISTERS

88.                               The Company may, subject to the provisions of Sections 138 and 139 inclusive of the Companies Law keep in every other country where those provisions shall apply, a register or registers of Shareholders living in that other country as aforesaid, and to exercise any other powers referred to in the laws with respect to such branch registers.

THE SECRETARY, OFFICERS AND ATTORNEYS

89.                               (a)                                 The Board of Directors may appoint a secretary of the Company upon the conditions that it finds fit.  The Board of Directors may as well, from time to time, appoint an associate secretary who shall be deemed to be the secretary for the period of his appointment.

(b)                                 The Board of Directors may, from time to time appoint to the Company, officers, workers, agents and functionaries to permanent, temporary or special positions, as they shall, from time to time, see fit and set compensation for them.

(c)                                  The Board of Directors may, at any time and from time to time, authorize any company, firm, person or group of people, whether this authorization is done by the Board of Directors directly or indirectly, to be the attorneys in fact of the Company for those purposes and with those powers and discretions which shall not exceed those conferred upon the Board of Directors or that the Board of Directors can exercise pursuant to these Articles - and for such a period of time and upon such conditions as the Board of Directors deems proper, and every such authorization may contain such directives as the Board of Directors deems proper for the protection and benefit of the persons dealing with such attorneys.

DIVIDEND

90.                               (a)                                 The following Articles 90-101 are subject to the provisions of these Articles, including but not limited to Articles 7 and 8, and subject to any rights or conditions of Preferred Shares and other rights and conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends.

(b)                                 The profits of the Company shall be distributable to the Shareholders of the Company according to the proportion of the nominal value paid up on account of the shares held by them at the date so appointed by the Company, calculated on an as-converted basis. Actual distribution, setting aside or declaration of dividend requires a decision of the Board of Directors.

(c)                                  The Board of Directors may issue any share upon the condition that a dividend shall be paid at a certain date or that a portion of the declared dividend for a certain period shall be paid, or that the period for which a dividend shall be paid shall commence at a certain date, or a similar condition, all as decided by the Board of Directors.  In every such case - subject to the provision mentioned in the beginning of this Article - the dividend shall be paid in respect of such a share in accordance with such condition.

91.                               At the time of declaration of a dividend the Company may decide that such dividend shall be paid in part or in whole, by way of distribution of certain properties, by way of distribution of fully paid up shares or debentures or debenture stock of the Company, or by way of distribution of fully paid up shares or debentures or debenture stock of any other company or in one or more of the aforesaid ways.  Without derogating from Articles 7 and 8, for purposes of any such distribution, the outstanding Preferred Shares shall be deemed to have been converted into Ordinary Shares as of the time appointed by the Company in order to determine entitlement to participate in such distribution.

92.                               The Board of Directors may, from time to time, pay to the Shareholders on account of the forthcoming dividend such interim dividend as shall be deemed just with regard to the situation of the Company.

93.                               The Board of Directors may put a lien on any dividend on which the Company has a charge, and it may use it to pay any debts, obligations or commitments with respect to which the charge exists.

94.                               The person registered in the Register as a Shareholder on the date appointed by the Company for that purpose shall be the one entitled to receive a dividend. A transfer of shares shall not transfer the right to a dividend which has been declared after the transfer but before the registration of the transfer.

95.                               The Company may declare a dividend to be paid to the Shareholders, at a General Meeting, according to their rights and benefits in the profits and to decide the time of payment.  A dividend in excess of that proposed by the Board of Directors shall not be declared. However, the Company may declare at a General Meeting a smaller dividend.

96.                               A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the Shareholders registered in the Register, in the manner provided for in these Articles.

97.                               If payment cannot be made by wire transfer, the dividend may be paid by check or payment order to be mailed to the registered address of a Shareholder or person entitled thereto in the Register or, in the case of registered joint owners, to the addresses of one of the joint owners as registered in the Register.  Every such check shall be made out to the person it is sent to.  The receipt of the person who, on the date of declaration of dividend, is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.

98.                               [reserved]

99.                               [reserved]

100.                        All premiums received from the issue of shares shall be capital funds and they shall be treated for every purpose as capital and not as profits distributable as dividends. The Board of Directors may organize a reserve capital liability account and transfer, from time to time, all such premiums to the reserve capital liability account or use such premiums and monies to cover depreciation or doubtful loss. The Board of Directors may use any monies credited to the capital reserve liability account in any manner that these Articles or the law permits.

101.                        [reserved]

ACCOUNTS AND AUDIT

102.                        The Board of Directors shall cause the Company to maintain proper and complete books and records of account of the Company in accordance with Israeli law. The account books shall be kept in the Office or at such other place as the Board of Directors deem fit and they shall also be open for inspection by the Directors and observers.

103.                        The Board of Directors shall determine from time to time, in any specific case or type of case, or generally, whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open for inspection by the Shareholders, and no Shareholder, not being a Director or observer, shall have any right of inspecting any account book or document of the Company, except as conferred by law or authorized by the Board of Directors or by the Company in a General Meeting, or in a contract with the Shareholder.

104.                        Not less than once a year, the Board of Directors shall submit before the Company at a General Meeting financial statements for the period beginning from the previous account, in accordance with the relevant provisions of the Companies Law. To such financial statements shall be attached a report of the auditor and it shall be accompanied by a report from the Board of Directors with respect to the situation of the Company’s business and the amount (if any) which it proposes as a dividend and the amount (if any) that it proposes be set aside for the fund accounts.

105.                        Auditors shall be appointed and their function shall be set out in accordance with the Companies Law. The Board shall fix the compensation of the auditor of the Company for its auditing activities, and shall also fix the compensation of the auditor for additional services, if any, which are not auditing activities, and, in each case, shall report thereon to the General Meeting.

NOTICES

106.                        A notice or any other document may be served by the Company upon any Shareholder either personally or by sending it by fax or email with confirmed receipt addressed to such Shareholder at his address, wherever situated, as appearing in the Register.

107.                        All notices directed to be given to the Shareholders shall, with respect to any shares to which persons are jointly entitled, be given to one of the joint holders, and any notice so given shall be sufficient notice to the holders of such share.

108.                        Prior and timely notice of the convening of a Shareholders meeting shall be given to each Shareholder, wherever situated, at the last address provided by the Shareholder.  Any Shareholder registered in the Register who shall, from time to time, furnish the Company with an address at which notices may be served, shall be entitled to receive all notices he is entitled to receive according to these Articles at that address.

109.                        A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Shareholder by sending it through the post in a prepaid letter or postcard or telegram, telex or telefax addressed to them by name, at the address, if any, in Israel furnished for the purpose by the persons claiming to be so entitled or, until such an address has been so furnished, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

110.                        Notwithstanding any inference to the contrary in any other provision of these Articles, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile or email, on the next business day; (iii) seven (7) days after having been sent by registered or certified airmail, return receipt requested, postage prepaid; or (iv) three (3) days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Any list of Shareholder or Director contact details which is kept in the ordinary manner in the Company’s possession shall be prima facie proof of the delivery.

111.                        In any case where it is necessary to give prior notice of a certain number of days or a notice valid for a certain period, the date of delivery shall be taken into account in the number of days or period.

INDEMNITY

112.                        Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Board of Directors may resolve in advance to exempt an “Officer” (as such term is defined in the Companies Law) from all or part of such Officer’s responsibility or liability for damages caused to the Company due to any breach of such Officer’s duty of care towards the Company.

113.                        (a)                                 Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify or to enter into an agreement to indemnify in the future any Officer to the fullest extent permitted by the Companies Law.

(b)                                 Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Board of Directors may resolve retroactively to indemnify an Officer with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such Officer in such Officer’s capacity as an Officer of the Company:

(1)                                 a monetary liability imposed on him/her in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator’s award which has been confirmed by the court, in respect of an act performed by the Officer by virtue of the Officer being an Officer of the Company;

(2)                                 reasonable litigation expenses, including legal fees, paid for by the Officer, in an investigation or proceeding conducted against such Officer by an agency authorized to conduct such investigation or proceeding, and which investigation or proceeding: (i) concluded without the filing of an indictment against such Officer and without there having been a financial obligation imposed against such Officer in lieu of a criminal proceeding, or (ii) concluded without the filing of an indictment against such Officer but with there having been a financial obligation imposed against such Officer in lieu of a criminal proceeding for an offense that does not require proof of criminal intent; all in respect of an act performed by the Officer by virtue of the Officer being an Officer of the Company; or

(3)                                 reasonable litigation expenses, including legal fees, paid for by the Officer, or which the Officer is obligated to pay under a court order, in a proceeding brought against the Officer by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which the Officer is found innocent, or in a criminal proceeding in which the Officer was convicted of an offense that does not require proof of criminal intent, all in respect of an act performed by the Officer by virtue of the Officer being an Officer of the Company.

(c)                                  Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Board of Directors may resolve in advance to indemnify the Company’s Officer for those liabilities and expenses described in (i) Sub-Article 113(b)(1), provided that such indemnification obligation shall be limited to those events which in the Board’s opinion can be foreseen at the time the undertaking to indemnify is provided and to such expenses and measurements which the Board has determined are reasonable under the circumstances, and provided further that in the undertaking to indemnify such events, expenses and measurements shall be indicated; and (ii) Sub-Articles 113(b)(2) and 113(b)(3).

114.                        (a)                                 Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may enter into an agreement to insure an Officer for any liability that may be imposed on such Officer in connection with an act performed by such Officer in such Officer’s capacity as an Officer of the Company, with respect to each of the following:

(i)                                     violation of the duty of care of the Officer towards the Company or towards another person;

(ii)                                  breach of the fiduciary duty towards the Company, provided that the Officer acted in good faith and with reasonable grounds to assume that the action in question was in the best interests of the Company; and

(iii)                               a financial obligation imposed on the Officer for the benefit of another person.

(b)                                 Articles 112, 113 and 114(a) shall not apply under any of the following circumstances:

(i)                                     a breach of an Officer’s fiduciary duty, in which the Officer did not act in good faith and with reasonable grounds to assume that the action in question was in the best interest of the Company;

(ii)                                  a grossly negligent or intentional violation of an Officer’s duty of care;

(iii)                               an intentional action by an Officer in which such Officer intended to reap a personal gain illegally; and

(iv)                              a fine or ransom levied on an Officer.

(c)                                  The Company may procure insurance for or indemnify any person who is not an Officer, including without limitation, any employee, agent, consultant, contractor, or observer, provided, however, that any such insurance or indemnification is in accordance with the provisions of these Articles and the Companies Law.

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